Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

AMONG

MARSHALL & ILSLEY CORPORATION,

EBC ACQUISITION CORPORATION

AND

EXCEL BANK CORPORATION

Dated as of February 9, 2007

Index of Defined Terms

Section

Affiliates	9.3
Acquisition Proposal	4.4(a)
Acquisition Transaction	4.4(a)
Average Trading Price	1.6(d)
Bank Secrecy Act	2.9(d)
BHCA	2.1(a)
Blue Sky Laws	2.5(b)
Business Days	9.3
Cash Amount	1.6(d)
Certificate	1.7(b)
Change of Recommendation	4.4(c)
Closing	1.2(a)
Closing Date	1.2(a)
Code	Preamble
Company	Preamble
Company Approvals	3.1(a)
Company Articles	3.2
Company By-Laws	3.2
Company Common Stock	1.6(d)
Company Disclosure Schedule	Article III
Company Material Adverse Effect	3.1(c)
Company Reports	3.7(a)
Company’s Board of Directors	Preamble
Company SEC Reports	3.7(a)
Company Subsidiaries	3.1(a)
Company Subsidiary	3.1(a)
Confidentiality Agreement	4.11
Consents	9.3
Contract	9.3
Craig Bentdahl Agreement	7.2(c)
DFI	1.2(b)
Dissenting Shares	1.6(f)
D&O Policy	6.6(b)
Effect	2.1(d)
Effective Time	1.2(b)
Elray Bentdahl Agreement	7.2(c)
Environmental Claims	2.13
Environmental Laws	2.13
ERISA	2.10(a)
Exchange Act	2.5(b)
Exchange Agent	1.6(e)
Exchange Fund	1.7(a)
Existing D&O Policy	4.1(e)
FDIC	2.1(b)
Federal Reserve Board	2.1(a)
FinCEN	2.9(d)
GAAP	2.7(b)
GLB Act	2.1(a)
Governmental Authorities	1.7(e)
Hazardous Materials	2.13
HSR Act	2.5(b)
Indemnified Parties	6.6(d)
IRS	2.10(a)
Knowledge	9.3
Law	9.3
Liens	9.3
Loan Property	2.13
MBCA	Preamble
Merger	Preamble
Merger Sub	Preamble
Merger Sub Articles	1.4
Merger Sub By-Laws	1.4
Merger Sub’s Board of Directors	Preamble
Merger Sub Common Stock	1.6(c)
Minnesota Secretary of State	1.2(b)
NYSE	1.6(d)
OCC	3.1(a)
OFAC	2.9(d)
Options	2.3
Option Exchange Ratio	5.6(a)
Option Plans	2.3
Order	9.3
OTS	3.1(a)
Participation Facility	2.13
Patriot Act	2.9(d)
Per Share Consideration	1.6(d)
Person	9.3
Plans	2.10(a)
Proceeding	9.3
Proxy Statement/Prospectus	2.11
Registration Statement	3.10
Regulatory Authorities	9.3
Reimbursable Company Expenses	9.3
Rights	9.3
Sarbanes-Oxley	3.7(b)
SEC	3.7(a)
Section 180.0622(2)(b) of the WBCL	3.3(a)
Section 338(h)(10) Election	6.4(a)
Section 409A	2.10(e)
Securities Act	2.5(b)
Seller	Preamble
Seller Approvals	2.1(b)
Seller Articles	2.2
Seller By-Laws	2.2
Seller’s Board of Directors	Preamble
Seller’s Board of Directors Recommendation	2.4
Seller Common Stock	1.6(a)
Seller Disclosure Schedule	Article II
Seller Financial Statements	2.7(b)
Seller Material Adverse Effect	2.1(d)
Seller Reports	2.7(a)
Seller Stockholders’ Meeting	2.11
Seller Subsidiaries	2.1(a)
Seller Subsidiary	2.1(a)
Seller Common Stock	1.6(a)
Shares	1.6(a)
Stock Amount	1.6(d)
Subsidiary Organizational Documents	2.2
Superior Offer	9.3
Surviving Corporation	1.1
Tax	2.15
Taxes	2.15
Tax Returns	2.15
Termination Fee	8.3(b)
Title IV Plan	2.10(b)
WBCL	Preamble

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 9, 2007 (this “Agreement”), among MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (the “Company”), EBC ACQUISITION CORPORATION, a Wisconsin corporation (the “Merger Sub”), and EXCEL BANK CORPORATION, a Minnesota corporation (the “Seller”).  Capitalized terms used herein without definition are defined in the Sections of this Agreement specified in the index of defined terms attached hereto.

WHEREAS, the Boards of Directors of the Company (the “Company’s Board of Directors”), the Merger Sub (the “Merger Sub’s Board of Directors”) and the Seller (the “Seller’s Board of Directors”) have each determined that it is advisable to and in the best interests of their respective stockholders for the Merger Sub to merge with and into the Seller (the “Merger”), pursuant to which the Seller would become a wholly-owned subsidiary of the Company, upon the terms and subject to the conditions set forth herein and in accordance with the Minnesota Business Corporation Act (the “MBCA”) and the Wisconsin Business Corporation Law (the “WBCL”);

WHEREAS, the Company’s Board of Directors, the Merger Sub’s Board of Directors and the Seller’s Board of Directors have each approved the Merger, upon the terms and subject to the conditions set forth herein, and approved and adopted this Agreement;

WHEREAS, subsequent to the Seller’s approval of this Agreement and concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company and the Merger Sub to enter into this Agreement, the Company has entered into a Stockholder Voting Agreement pursuant to which each stockholder listed on Schedule I to such Stockholder Voting Agreement has agreed to vote the shares of the Seller Common Stock beneficially owned by such stockholder in favor of the Merger; and

WHEREAS, the Company, the Seller and the stockholders of the Seller will make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I  —  THE MERGER

1.1

The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, the WBCL and the Plan of Merger attached hereto as Exhibit 1.1, at the Effective Time, the Merger Sub shall be merged with and into the Seller.  As a result of the Merger, the separate corporate existence of the Merger Sub shall cease and the Seller shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

1.2

The Closing; Effective Time.

(a)

The closing of the Merger and the transactions contemplated hereby (the “Closing”) shall be held at such time, date (the “Closing Date”) and location as may be mutually agreed by the parties.  In the absence of such agreement, the Closing shall be held at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin, commencing at 9:00 a.m., Milwaukee time, on a date specified by either party upon five (5) Business Days’ written notice (or, at the election of the Company, on the last Business Day of the month) after the last to occur of the following events:  (a) receipt of all Consents of Governmental Authorities legally required to consummate the Merger and the expiration of all statutory waiting periods applicable to the Merger and the other transactions contemplated hereby; and (b) approval of this Agreement and the Merger by the Seller’s stockholders in the manner contemplated by Section 6.2; provided, however, that the Closing shall not occur during the last month of any calendar quarter; and provided further, however, that in no event shall the Closing occur prior to July 1, 2007.  Scheduling or commencing the Closing shall not constitute a waiver of the conditions set forth in Article VII by either the Company or the Seller.

(b)

Contemporaneously with the Closing, the parties hereto shall cause the Merger to be consummated by filing articles of merger, as necessary, and any other required documents, with the Secretary of State of the State of Minnesota (the “Minnesota Secretary of State”) and the Department of Financial Institutions of the State of Wisconsin (the “DFI”), in such form as required by, and executed in accordance with the relevant provisions of, the MBCA and the WBCL (the effective date and time of such filing or such date and time as the Company and the Seller shall agree and specify in the articles of merger are referred to herein as the “Effective Time”).

1.3

Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCA and the WBCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Seller and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Seller and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4

Articles of Incorporation; By-Laws.  At the Effective Time, the Merger Sub’s Articles of Incorporation, as amended or restated (the “Merger Sub Articles”), and the Merger Sub’s By-Laws, as amended or restated (the “Merger Sub By-Laws”), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

1.5

Directors and Officers.  At the Effective Time, the directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and to be assigned to the class previously assigned (to the extent any such directors are assigned to classes).  At the Effective Time, the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

1.6

Conversion of Securities; Dissenting Shares.

(a)

Subject to Section 1.6(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without action on the part of the Company, the Merger Sub or the Seller, each share of the common stock, $0.01 par value, of the Seller (“Seller Common Stock”), issued and outstanding immediately prior to the Effective Time, other than (i) shares of Seller Common Stock acquired by the Seller and pledged to secure future payment of the purchase price of such shares, (ii) shares of Seller Common Stock owned by the Company or any Company Subsidiary for its own account, and (iii) Dissenting Shares, shall cease to be outstanding and shall be converted into the right to receive the Per Share Consideration.  For purposes hereof, “Shares” shall mean all shares of Seller Common Stock issued and outstanding other than those shares of Seller Common Stock described in clauses (i), (ii) and (iii), above.

(b)

Each share of Seller Common Stock acquired by the Seller and pledged to secure future payment of the purchase price of such share and each share held by the Company or any Company Subsidiary for its own account immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof as provided in this Section 1.6.

(c)

Each share of common stock, par value $0.01 per share, of the Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.  Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of the Surviving Corporation.

(d)

For purposes of this Agreement, “Per Share Consideration” means (A) an amount in cash equal to $9.08 (the “Cash Amount”), plus (B) a fraction of a share of common stock, $1.00 par value, of the Company (“Company Common Stock”) equal to the Stock Amount.  The “Stock Amount” will be determined by dividing $4.89 by the Average Trading Price of the Company Common Stock (rounded to the nearest ten thousandth of a share); provided, however, that if the Stock Amount as so calculated (1) is greater than 0.1198, the Stock Amount shall be reduced to 0.1198, or (2) is less than 0.0885, the Stock Amount shall be increased to 0.0885 (such exchange ratio, as adjusted if applicable, is hereinafter referred to as the “Exchange Ratio”).  For purposes hereof, the “Average Trading Price” of the Company Common Stock means the average of the average high and low sale price per share of the Company Common Stock on the New York Stock Exchange (the “NYSE”) for the ten (10) trading days ending on and including the third trading day preceding the Effective Time (as reported in an authoritative source).

(e)

No fractional shares of Company Common Stock shall be issued in the Merger.  In lieu of a fractional share of Company Common Stock, the holder of any Shares who would otherwise be entitled to receive such fractional share (after taking into account all Shares delivered by such holder) shall be entitled to receive a cash payment, without interest and rounded up to the nearest whole cent, in an amount determined by multiplying the Average Trading Price by the fraction of a share of Company Common Stock to which the holder would otherwise have been entitled.  As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the bank or trust company designated by the Company as the exchange agent (the “Exchange Agent”) shall so notify the Company, and the Company shall deposit that amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to the holders of fractional share interests, subject to and in accordance with the terms of this Section 1.6.

(f)

Notwithstanding anything in this Agreement to the contrary, shares of Seller Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have validly exercised dissenter’s rights available under Sections 302A.471 and 302A.473 of the MBCA (the “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Per Share Consideration in accordance with this Section 1.6, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenter’s rights under the MBCA.  Dissenting Shares shall be treated in accordance with Sections 302A.471 and 302A.473 of the MBCA, if and to the extent applicable.  If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenter’s rights, such holder’s shares of Seller Common Stock shall thereupon be converted into and become exchangeable only for the right to receive, as of the Effective Time, the Per Share Consideration in accordance with this Section 1.6.  The Seller shall give the Company (a) prompt notice of each and every notice of a stockholder’s intent to demand payment for the stockholder’s shares of Seller Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the MBCA and received by the Seller relating to rights to be paid the “fair value” of Dissenting Shares, as provided in Sections 302A.471 and 302A.473 of the MBCA and (b) the opportunity to direct all negotiations and Proceedings with respect to demands for appraisal under the MBCA.  The Seller shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to, offer to settle or settle, or approve any withdrawal of any demands for “fair value” under Sections 302A.471 and 302A.473 of the MBCA.

(g)

If counsel to the Company shall determine at any time prior to the Effective Time that the Merger may not be treated as a taxable transaction, the Company shall have the right to reduce the Stock Amount and correspondingly increase the Cash Amount to the minimum extent necessary to ensure that the Merger is treated as a taxable transaction, provided that the Per Share Consideration, as calculated and determined pursuant to this Section 1.6, is the same.

1.7

Exchange of Certificates.

(a)

Exchange Agent.  The Company shall deposit, or shall cause to be deposited, from time to time, with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, the Per Share Consideration, together with any dividends or distributions with respect thereto, if any, to be paid and issued in exchange for Shares pursuant to this Article I (the “Exchange Fund”).  Such deposits shall be made after the Effective Time as requested by the Exchange Agent in order for the Exchange Agent to promptly deliver the Per Share Consideration.

(b)

Exchange Procedures.  As soon as reasonably practicable after the Effective Time but in any event no more than ten (10) Business Days thereafter, the Exchange Agent shall mail to each holder of record of a certificate representing ownership of Shares (a “Certificate” or “Certificates”) whose Shares were converted into the right to receive the Per Share Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Consideration.  Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a transferee may exchange the Certificate representing such Shares for the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will pay and issue in exchange for such lost, stolen or destroyed Certificate the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I, which such holder would have had the right to receive in respect of such lost, stolen or destroyed Certificate.  Until surrendered as contemplated by this Section 1.7, each Certificate (other than Certificates representing Shares owned by the Company or any Company Subsidiary and Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Consideration and any unpaid dividends and distributions thereon as provided in this Article I.

(c)

Dividends and Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.6(e), until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 1.6(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

(d)

No Further Rights in the Shares.  The Per Share Consideration issued and paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.

(e)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Seller for six (6) months after the Effective Time shall be delivered to the Company, upon demand, and any former stockholders of the Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim the Per Share Consideration, any cash in lieu of fractional shares of Company Common Stock and any dividends or distributions with respect to Company Common Stock, in each case without interest thereon, and subject to Section 1.7(g).  Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory (including, without limitation, any Regulatory Authority) or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body (each a “Governmental Authority”), shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f)

No Liability.  None of the Company, the Merger Sub, the Surviving Corporation or the Seller shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a Governmental Authority pursuant to any abandoned property, escheat or similar Laws.

(g)

Withholding Rights.  Each of the Company, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under any Laws relating to Taxes and pay such withholding amount over to the appropriate Governmental Authority.  To the extent that amounts are so withheld by the Company, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or the Exchange Agent, as the case may be.

1.8

Stock Transfer Books.  At the Effective Time, the stock transfer books of the Seller shall be closed and there shall be no further registration of transfers of shares of the Seller Common Stock thereafter on the records of the Seller.  From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by Law.  On or after the Effective Time, any Certificates presented to the Exchange Agent or the Company for any reason shall be converted into the Per Share Consideration in accordance with this Article I, subject to applicable Law in the case of Dissenting Shares.

1.9

Company Common Stock.  The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.

1.10

Adjustments for Dilution and Other Matters.  If prior to the Effective Time the Company shall declare a stock dividend or other distribution in property other than cash upon, or subdivide, split-up, reclassify or combine, Company Common Stock or declare a dividend or make a distribution on Company Common Stock in any security convertible into Company Common Stock, an appropriate adjustment or adjustments will be made to the Per Share Consideration to be issued for each of the Shares to be converted pursuant to Section 1.6.  For the avoidance of doubt, no adjustment or adjustments will be made to the Per Share Consideration as a result of any cash dividends or cash distributions declared or paid by the Company.

ARTICLE II  —  REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the disclosure schedule delivered by the Seller to the Company and the Merger Sub prior to the execution of this Agreement (the “Seller Disclosure Schedule”), which shall set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Seller Disclosure Schedule relates, the Seller hereby represents and warrants to the Company as follows:

2.1

Organization and Qualification; Subsidiaries.

(a)

The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and a registered bank holding company under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder, as amended (the “BHCA”).  The Seller is subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  The Seller is not a financial holding company under the Graham-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as amended (the “GLB Act”).  Each subsidiary of the Seller (a “Seller Subsidiary,” or collectively the “Seller Subsidiaries”) is a state banking corporation, limited liability company, limited partnership or trust duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization.  Each of the Seller and the Seller Subsidiaries has the requisite power and authority to own, lease and operate the properties it now owns or holds under lease and to carry on its business as it is now being conducted, is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed would not have a Seller Material Adverse Effect.

(b)

Each of the Seller and the Seller Subsidiaries has all Consents and Orders (“Seller Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including all required authorizations from the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”), the Minnesota Secretary of State and the Minnesota Department of Commerce, and neither the Seller nor any Seller Subsidiary has received any notice of any Proceedings relating to the revocation or modification of any Seller Approvals.  Neither the Seller nor any of the Seller Subsidiaries has, nor does the Seller or any of the Seller Subsidiaries require, any authorizations from the United States Small Business Administration which are necessary to carry on its business as it is now being conducted.

(c)

A true and complete list of the Seller Subsidiaries, together with (i) the Seller’s percentage ownership of each Seller Subsidiary and (ii) Laws under which the Seller Subsidiary is incorporated or organized, is set forth in the Seller Disclosure Schedule.  The Seller or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock or other equity interests of each of the Seller Subsidiaries.  Except for the Seller Subsidiaries, the Seller does not directly or indirectly own any capital stock or equity interest in, or any interests convertible into or exchangeable or exercisable for any capital stock or equity interest in, any corporation, partnership, joint venture or other business association or other Person, other than in the ordinary course of business and in no event in excess of 5% of the outstanding equity securities of such Person.

(d)

As used in this Agreement, the term “Seller Material Adverse Effect” means any effect, change, event, fact, condition, occurrence or development (each an “Effect”) that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Seller and the Seller Subsidiaries taken as a whole, and/or (ii) materially impairs the ability of the Seller to consummate the transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not be deemed to include the impact of:  (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby, (b) any action taken or not taken by the Seller or the Seller Subsidiaries in accordance with the terms and covenants contained in this Agreement, (c) any changes in Laws or interpretations thereof that are generally applicable to the banking industry, (d) changes in GAAP that are generally applicable to the banking industry, (e) expenses reasonably incurred in connection with the transactions contemplated hereby, (f) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally, or (g) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment Contracts, non-competition agreements, employee benefit plans, severance agreements or other arrangements in existence as of the date of or contemplated by this Agreement, in each case only if disclosed in Section 2.1(d) of the Seller Disclosure Schedule, provided that the payment of any such amounts or the provision of any such benefits shall be made in the ordinary course consistent with past practices or paid in accordance with such Contracts, agreements, plans or arrangements.

(e)

The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since January 1, 2001, of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

2.2

Articles of Incorporation and By-Laws.  The Seller has heretofore furnished or made available to the Company a complete and correct copy of the Seller’s Articles of Incorporation and the Seller’s By-Laws, each as amended or restated (the “Seller Articles” and the “Seller By-Laws,” respectively), and the Articles of Incorporation and the By-Laws, or other organizational documents, as the case may be, of each Seller Subsidiary, each as amended or restated (the “Subsidiary Organizational Documents”).  The Seller Articles, the Seller By-Laws and the Subsidiary Organizational Documents are in full force and effect.  Neither the Seller nor any Seller Subsidiary is in breach of any of the provisions of the Seller Articles, the Seller By-Laws or the Subsidiary Organizational Documents.

2.3

Capitalization.  The authorized capital stock of the Seller consists of 50,000,000 shares of Seller Common Stock and 5,000,000 undesignated shares.  As of the date of this Agreement, (i) 7,238,996 shares of Seller Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller stockholder, (ii) no shares of Seller Common Stock have been acquired by the Seller and pledged to secure future payment of the purchase price of such shares, (iii) 609,000 shares of Seller Common Stock are subject to outstanding options to acquire shares of Seller Common Stock (the “Options”) issued pursuant to the Excel Bank Corporation 1998 Equity Incentive Plan and the Excel Bank Corporation 2005 Equity Incentive Plan (collectively, the “Option Plans”), and (iv) no undesignated shares are outstanding.  Attached to the Seller Disclosure Schedule is a true and complete list of the holders of record of the Seller Common Stock and the number of shares of Seller Common Stock held by each such holder of record.  The authorized capital stock of Excel Bank Minnesota consists of 10,000 shares of common stock, par value $100 per share.  As of the date of this Agreement, all of such issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable and owned beneficially and of record by the Seller.  The authorized capital stock of EBC Statutory Trust I consists of 10,000 capital securities, stated liquidation amount of $1,000 per security, and 310 common securities, stated liquidation amount of $1,000 per security.  The authorized capital stock of EBC Statutory Trust II consists of 5,000 capital securities, stated liquidation amount of $1,000 per security, and 155 common securities, stated liquidation amount of $1,000 per security.  As of the date of this Agreement, all of such capital and common securities of EBC Statutory Trust I and EBC Statutory Trust II are duly authorized, validly issued, fully paid and non-assessable and owned beneficially and of record by The Bank of New York, as indenture trustee, and Hare & Co., as indenture trustee, respectively, in the case of the capital securities, and the Seller, in the case of the common securities.  Except as set forth above in this Section 2.3 and in Section 2.3 of the Seller Disclosure Schedule, there are no securities of the Seller or any Seller Subsidiary (debt, equity or otherwise) authorized, issued or outstanding.  All of the issued and outstanding shares of capital stock of the Seller and the Seller Subsidiaries have been issued in compliance with all applicable federal and state securities laws or in accordance with exemptions therefrom.  Except as set forth in clause (iii), above, there are no outstanding Rights relating to the issued or unissued capital stock of the Seller, any Seller Subsidiary or obligating the Seller or any Seller Subsidiary to issue or sell any shares of capital stock or other securities of or in the Seller or any Seller Subsidiary.  Each Option (a) was granted in compliance with all applicable Laws and all of the terms and conditions of the Option Plan pursuant to which it was issued, (b) has an exercise price per share of Seller Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, (c) has a grant date identical to the date on which the Seller’s Board of Directors or any committee thereof actually awarded such Option, and (d) qualifies for the tax and accounting treatment afforded to such Option as reflected in the Seller’s Tax Returns and the Seller’s financial statements.  There are no obligations, contingent or otherwise, of the Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock or other equity interests of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other Person, except for loan commitments and other funding obligations entered into in the ordinary course of business.  Neither the Seller nor any Seller Subsidiary has repurchased, redeemed or otherwise acquired any of its shares of capital stock or other equity interests since December 31, 2005.  Each of the outstanding shares of capital stock or other equity interests of each Seller Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive rights of any Seller Subsidiary stockholder or other equity holder, and such shares owned by the Seller are owned free and clear of all limitations of the Seller’s voting rights and Liens whatsoever.

2.4

Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the MBCA, the Seller Articles and the Seller By-Laws).  The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, including, without limitation, the Seller’s Board of Directors (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the MBCA, the Seller Articles and the Seller By-Laws).  As of the date of this Agreement, the Seller’s Board of Directors, at a meeting duly called, constituted and held in accordance with the MBCA and the provisions of the Seller Articles and the Seller By-Laws, has by the unanimous vote of all of the members of the Seller’s Board of Directors determined (a) that this Agreement and the transactions contemplated hereby, including the Merger, are advisable to, fair to and in the best interests of the Seller and its stockholders, (b) to submit this Agreement for approval and adoption by the stockholders of the Seller and to declare the advisability of this Agreement, and (c) to recommend that the stockholders of the Seller adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, and direct that this Agreement and the Merger be submitted for consideration by the stockholders of the Seller at the Seller Stockholders’ Meeting (collectively, the “Seller’s Board of Directors Recommendation”).  No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s stockholders in accordance with the MBCA, the Seller Articles and the Seller By-Laws).  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and binding obligation of, the Seller and, assuming due authorization, execution and delivery by the Company and the Merger Sub, is enforceable against the Seller in accordance with its terms, except as enforcement may be limited by Laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

2.5

No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller will not, (i) conflict with or violate the Seller Articles, the Seller By-Laws or the Subsidiary Organizational Documents, (ii) conflict with or violate any Laws or Orders applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, lease, license, permit, franchise or other Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected.  Sections 302A.671, 302A.673 and 302A.675 of the MBCA are inapplicable to the execution, delivery or performance of this Agreement and the transactions contemplated hereby, including the Merger.  Without limiting the generality of the foregoing, the Seller is not an “issuing public corporation,” as such term is defined in Section 302A.011 Subd. 39 of the MBCA.  No other “business combination,” “control share acquisition,” “fair price” (other than Sections 302A.471 and 302A.473 of the MBCA) or other anti-takeover laws or regulations enacted under Minnesota state law or regulations purport to apply to the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby, including the Merger.

(b)

The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller will not, require any Consent from, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Securities Act of 1933 and the regulations promulgated thereunder, as amended (the “Securities Act”), the Securities Exchange Act of 1934 and the regulations promulgated thereunder, as amended (the “Exchange Act”), state securities or blue sky laws and the regulations promulgated thereunder, each as amended (“Blue Sky Laws”), the BHCA, the banking laws of the State of Minnesota and the regulations promulgated thereunder, as amended, the filing and recordation of appropriate merger or other documents as required by the MBCA and the WBCL, and prior notification filings with the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder, as amended (the “HSR Act”).  Neither the Seller nor any Seller Subsidiary is subject to any foreign Governmental Authority or foreign Law.

2.6

Compliance; Permits.  Neither the Seller nor any Seller Subsidiary is in conflict with, or in default under or violation of, as applicable, (i) any Law applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, lease, license, permit, franchise or other Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Seller Material Adverse Effect.

2.7

Banking Reports; Financial Statements.

(a)

The Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with the Federal Reserve Board, the FDIC, the Minnesota Department of Commerce and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the “Seller Reports”).  The Seller Reports (i) were prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(b)

Each of the Seller Financial Statements (including, if applicable, any related notes thereto) has been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Seller and the Seller Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except that any unaudited interim financial statements do not contain the footnotes required by GAAP and were or are subject to normal and recurring year end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  The Seller has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three (3) full fiscal years or during the current fiscal year to date.  To the Seller’s Knowledge, the Seller’s auditors will deliver to the Seller an unqualified audit opinion with respect to the Seller’s financial statements as of and for the year ended December 31, 2006.  As used in this Agreement, “Seller Financial Statements” means (i) the unaudited consolidated balance sheet as of September 30, 2006 and the audited consolidated balance sheets as of December 31, 2003, 2004 and 2005, respectively (including related notes and schedules, if any), of the Seller; (ii) the unaudited consolidated statements of income, cash flows and stockholders’ equity for the period ended September 30, 2006 and the audited consolidated statements of income, cash flows and stockholders’ equity for the years ended December 31, 2003, 2004 and 2005, respectively (including related notes and schedules, if any), of the Seller; and (iii) all bank financial reports, including any amendments thereto, filed with any Governmental Authorities by each bank subsidiary for the year ended December 31, 2005 and the nine (9) month period ended September 30, 2006, and all bank financial reports to be filed after the date hereof until the Closing, together with any correspondence between each Seller Subsidiary and any Governmental Authority concerning any of the foregoing financial statements or the financial position of any Seller Subsidiary.

(c)

The Seller has in place a process designed by, or under the supervision of, the Seller’s Chief Executive Officer or Chief Financial Officer, or individuals performing similar functions, and effected by the Seller’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that:  (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Seller, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Seller are being made only in accordance with authorizations of management and directors of the Seller, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Seller’s assets that could have a material effect on the financial statements.

(d)

There are no outstanding loans made by the Seller or any Seller Subsidiary to any executive officer or director of the Seller, other than loans that are subject to and that were made and continue to be in compliance with Regulation O under the Federal Reserve Act.

(e)

Except (i) for those liabilities that are reflected or fully reserved against on the consolidated balance sheet of the Seller as of September 30, 2006, and (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006, neither the Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is required to be disclosed on a balance sheet prepared in accordance with GAAP that has had, or would reasonably be expected to have, a Seller Material Adverse Effect.

(f)

The Seller has not been notified by its independent public accounting firm that such accounting firm is of the view that any of the Seller Financial Statements should be restated which has not been restated in subsequent Seller Financial Statements or that the Seller should modify its accounting in future periods in a manner that would have a Seller Material Adverse Effect.

(g)

Since January 1, 2006, none of the Seller, the Seller Subsidiaries, any director, officer or employee of the Seller or the Seller Subsidiaries or, to the Seller’s Knowledge, any auditor, accountant or representative of the Seller or the Seller Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Seller or the Seller Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Seller or any Seller Subsidiary has engaged in questionable accounting or auditing practices.  No attorney representing the Seller or the Seller Subsidiaries, whether or not employed by the Seller or the Seller Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Seller, any Seller Subsidiary or any of their officers, directors, employees or agents to the Seller’s or any Seller Subsidiary’s Board of Directors or any committee thereof or to any director or officer of the Seller or any Seller Subsidiary.  Since January 1, 2006, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, individuals performing similar functions, the Seller’s or any Seller Subsidiary’s Board of Directors or any committee thereof.

2.8

Absence of Certain Changes or Events.

(a)

Since December 31, 2005 to the date hereof, the Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2005, there has not been (i) any change in the financial condition, results of operations or business of the Seller or any of the Seller Subsidiaries which has had, or would be reasonably expected to have, a Seller Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Seller or any of the Seller Subsidiaries which has had, or would be reasonably expected to have, a Seller Material Adverse Effect, (iii) any change by the Seller in its accounting methods, principles or practices, (iv) any revaluation by the Seller of any of its assets in any material respect, (v) except for distributions made on the Seller Common Stock described in Section 2.8(a) of the Seller Disclosure Schedule and as permitted by Section 4.2(b), below, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, repurchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (vi) any increase in the wages, salaries, bonuses, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director of the Seller or any Seller Subsidiary or any grant of any severance or termination pay, except in the ordinary course of business consistent with past practices, (vii) any strike, work stoppage, slow-down or other labor disturbance, (viii) the execution of any collective bargaining agreement or other Contract with a labor union or organization, or (ix) any union organizing activities.

(b)

To the Seller’s Knowledge, no third Person has used, with or without permission, the corporate name, trademarks, trade names, service marks, logos, symbols or similar intellectual property of the Seller or any Seller Subsidiary in connection with the marketing, advertising, promotion or sale of such third Person’s products or services.  Neither the Seller nor any Seller Subsidiary is a party to any joint marketing or other affinity marketing program with any third Person.

2.9

Absence of Proceedings and Orders.

(a)

There is no Proceeding pending or, to the Seller’s Knowledge, threatened against the Seller or any Seller Subsidiary or any of their properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)

There is no Order imposed upon the Seller, any of the Seller Subsidiaries or the assets of the Seller or any of the Seller Subsidiaries, including, without limitation, any Order relating to any of the transactions contemplated by this Agreement.

(c)

Neither the Seller nor any of the Seller Subsidiaries is subject to and, to the Seller’s Knowledge, there are no facts and/or circumstances in existence that will result in the Seller or any of the Seller Subsidiaries becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or has adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of the Seller Subsidiaries, nor has any Governmental Authority advised it in writing or, to the Seller’s Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding or extraordinary supervisory letter or any such board resolutions, nor, to the Seller’s Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)

The Seller is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause it or any of the Seller Subsidiaries to be deemed to be (i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the “Bank Secrecy Act”), the USA Patriot Act of 2001 and the regulations promulgated thereunder, as amended (the “Patriot Act”), the laws and regulations promulgated and administered by the Office of Foreign Asset Control (“OFAC”), any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”), any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification Laws, including, without limitation, Title V of the GLB Act and the provisions of the information security program adopted pursuant to 12 C.F.R Part 40.  The Seller is not aware of any facts or circumstances which would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third Person in a manner which would cause it or any of the Seller Subsidiaries to undertake any remedial action.  The Seller (or where appropriate the Seller Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and it (or such other of the Seller Subsidiaries) has complied in all respects with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act or any other anti-money laundering Laws.

2.10

Employee Benefit Plans.

(a)

Current Plans.  The Seller Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended (“ERISA”)), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance and other employment Contracts or employment arrangements, with respect to which the Seller or any Seller Subsidiary has any obligation, whether absolute, accrued, contingent or otherwise and whether due or to become due (collectively, the “Plans”).  The Seller has furnished or made available to the Company a complete and accurate copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recently filed United States Internal Revenue Service (“IRS”) Forms 5500 and related schedules, (iv) the most recently issued determination letter from the IRS for each such Plan and the materials submitted to obtain such letter and (v) the three (3) most recently prepared actuarial and financial statements with respect to each such Plan.

(b)

Absence of Certain Types of Plans.  No member of the Seller’s “controlled group,” within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA (“Title IV Plan”), including, without limitation, any “multiemployer pension plan” as defined in Section 3(37) of ERISA.  Except as provided in the written employment Contracts or written arrangements identified in Section 2.10(b) of the Seller Disclosure Schedule, none of the Plans obligates the Seller or any of the Seller Subsidiaries to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code.  Except as provided in the employment Contracts or arrangements identified in Section 2.10(b) of the Seller Disclosure Schedule, or as required by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller or any of the Seller Subsidiaries.  Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(c)

Compliance with Applicable Law.  Each Plan has been operated in all respects in accordance with the requirements of all applicable Law and all Persons who participate in the operation of such Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such operations or violations of applicable Law would not have a Seller Material Adverse Effect.  The Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller and the Seller Subsidiaries have no Knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not have a Seller Material Adverse Effect.  No Proceeding is pending or, to the Knowledge of the Seller or the Seller Subsidiaries, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of the Seller or the Seller Subsidiaries, no fact or event exists that could give rise to any such Proceeding.  Neither the Seller nor any Seller Subsidiary has incurred any liability under Section 302 of ERISA or Section 412 of the Code that has not been satisfied in full and no condition exists that presents a material risk of incurring any such liability.

(d)

Qualification of Certain Plans.  Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS that it is so qualified or is entitled to rely on a favorable opinion or advisory letter issued to the sponsor of a master or prototype plan, and, to the Seller’s Knowledge, there is no fact or event that could adversely affect the qualified status of any such Plan.  No trust maintained or contributed to by the Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

(e)

Non-Qualified Deferred Compensation Plans.  No Plan that is a non-qualified deferred compensation plan subject to Section 409A of the Code and the related guidance issued thereunder, as amended (“Section 409A”) has been modified (as defined under Section 409A) on or after October 3, 2004 and all such non-qualified deferred compensation plans have been operated and administered by the Seller and the Seller Subsidiaries in good faith compliance with Section 409A from the period beginning January 1, 2005 through the date hereof.

(f)

Absence of Certain Liabilities and Events.  There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.  Neither the Seller nor any Seller Subsidiary has incurred any liability for any excise tax arising under Sections 4971 through 4980G of the Code that would have a Seller Material Adverse Effect and, to the Seller’s Knowledge, no fact or event exists that could give rise to any such liability.

(g)

Plan Contributions.  All contributions, premiums or payments required to be made with respect to any Plan by the Seller and the Seller Subsidiaries have been made on or before their due dates or within the applicable grace period for payment without default.

(h)

Employment Contracts.  Neither the Seller nor any Seller Subsidiary is a party to any Contracts for employment, severance, consulting or other similar agreements with any employees, consultants, officers or directors of the Seller or any of the Seller Subsidiaries, except as set forth on Section 2.10(h) of the Seller Disclosure Schedule.  Neither the Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

(i)

Effect of Agreement.  The consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with another event, entitle any current or former employee of the Seller or any Seller Subsidiary to severance pay, unemployment compensation or any other payment, including payments constituting “excess parachute payments” within the meaning of Section 280G of the Code or accelerate the time of payment or vesting or increase the compensation due any such employee or former employee.

2.11

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Seller for inclusion in the Registration Statement will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information supplied by the Seller for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Seller in connection with the meeting of the Seller’s stockholders to consider the Merger (the “Seller Stockholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) will not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Seller, the Seller Subsidiaries or any of its or their Affiliates, officers or directors is discovered by the Seller which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement/Prospectus, the Seller shall promptly inform the Company.  The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act and the Exchange Act (to the extent applicable).  Notwithstanding the foregoing, the Seller makes no representation or warranty with respect to any information about, or supplied or omitted by, the Company or the Merger Sub which is contained in any of the foregoing documents.

2.12

Title to Property.  The Seller Disclosure Schedule identifies all real property owned by the Seller or any of the Seller Subsidiaries and identifies, to the Seller’s Knowledge, all real property leases pursuant to which the Seller or any of the Seller Subsidiaries is a party, either as a lessor or lessee.  The Seller and each of the Seller Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all Liens, except liens for Taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby and which would not have a Seller Material Adverse Effect; and all leases and licenses pursuant to which the Seller or any of the Seller Subsidiaries lease or license from other Persons any real or material amounts of personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases and licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Seller or such Seller Subsidiary has not taken adequate steps to prevent such a default from occurring).  All of the Seller’s and each of the Seller’s Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

2.13

Environmental Matters.  To the Seller’s Knowledge:  (i) each of the Seller, the Seller Subsidiaries, properties owned or operated by the Seller or the Seller Subsidiaries, the Participation Facilities and the Loan Properties are and at all times since they became properties owned or operated by the Seller or the Seller Subsidiaries or, in the case of Participation Facilities or Loan Properties, since they became Participation Facilities or Loan Properties, as the case may be, have been in compliance with all applicable Laws, Orders and Contractual obligations relating to the environment, health, safety, natural resources, wildlife or “Hazardous Materials” which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum or other regulated substances or materials which are hazardous, toxic or otherwise harmful to health, safety, natural resources or the environment (“Environmental Laws”), except for violations which would not have a Seller Material Adverse Effect; (ii) during and prior to the period of (a) the Seller’s or any of the Seller Subsidiaries’ ownership or operation of any of their respective current properties, (b) the Seller’s or any of the Seller Subsidiaries’ participation in the management of any Participation Facility or (c) the Seller’s or any of the Seller Subsidiaries’ holding of a security interest in a Loan Property, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, except where such release, generation, treatment, storage, transportation or disposal would not have a Seller Material Adverse Effect; (iii) there is no asbestos or any material amount of ureaformaldehyde materials in or on any property owned or operated by the Seller or any Seller Subsidiary or any Loan Property or Participation Facility and no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any polychlorinated biphenyls, which, in either case, would have a Seller Material Adverse Effect; (iv) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Seller or any Seller Subsidiary or any Loan Property or Participation Facility, which, in either case, would have a Seller Material Adverse Effect; (v) neither the Seller nor any Seller Subsidiary has received any notice from any Governmental Authority or third Person notifying the Seller or any Seller Subsidiary of any Environmental Claim; and (vi) there are no circumstances with respect to any properties currently owned or operated by the Seller or any Seller Subsidiary or any Loan Property or Participation Facility that could reasonably be anticipated (a) to form the basis for an Environmental Claim against the Seller or any Seller Subsidiary or any properties currently or formerly owned or operated by the Seller or any Seller Subsidiary or any Loan Property or Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any Seller Subsidiary or any Loan Property or Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or Consent of any Governmental Authority or third Person pursuant to any Environmental Law.

The following definitions apply for purposes of this Section 2.13:  (a) “Loan Property” means any real property in which the Seller or any Seller Subsidiary holds a security interest and which has a fair market value greater than or equal to $1,000,000 (based on the most recent appraisal or other information available to the Seller or any Seller Subsidiary) and, where required by the context, said term means the owner or operator of such property; (b) “Participation Facility” means any facility in which the Seller or any Seller Subsidiary participates in the management and, where required by the context, said term means the owner or operator of such property; and (c) “Environmental Claims” shall mean any and all administrative, regulatory, judicial or private Proceedings relating in any way to (i) any Environmental Law; (ii) any Hazardous Material including, without limitation, any abatements, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or Order of a Governmental Authority; or (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife or the environment which would have a Seller Material Adverse Effect.

2.14

Absence of Agreements.  Neither the Seller nor any Seller Subsidiary is a party to any Contract or Order which restricts the conduct of its business (including any Contract containing covenants which limit the ability of the Seller or of any Seller Subsidiary to compete in any line of business or with any Person or which involve any restriction of the geographical area in which, or method by which, the Seller or any Seller Subsidiary may carry on its business (other than as may be required by applicable Law or Governmental Authorities)), or in any manner relates to its capital adequacy, credit policies or management, nor has the Seller been advised that any Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Contract or Order.

2.15

Taxes.  The Seller and the Seller Subsidiaries have timely filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), and the Seller and the Seller Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the filing of such Tax Returns, except such as are not yet due or are being contested in good faith by appropriate Proceedings and with respect to which the Seller is maintaining reserves adequate for their payment.  For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, charges, fees, levies and other governmental assessments and impositions of any kind payable to any Governmental Authority, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value-added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, worker’s compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Authority, including, without limitation, consolidated, combined and unitary tax returns.  The Seller has made a valid and timely election under Subchapter S of the Code to be treated as an “S Corporation” and to have each of the Seller Subsidiaries to be treated as a “qualified Subchapter S Subsidiary,” which election was accomplished in compliance with all applicable federal and state Laws, has been effective since January 1, 1997, remains in effect as of the date of this Agreement and will remain in effect through the Effective Time.  For purposes of this Section 2.15, references to the Seller and the Seller Subsidiaries include former subsidiaries of the Seller for the periods during which any such Persons were owned, directly or indirectly, by the Seller.  Neither the IRS nor any other Governmental Authority is now asserting, either through audits, administrative Proceedings or court Proceedings, any deficiency or claim for additional Taxes from the Seller or the Seller Subsidiaries.  Neither the Seller nor any of the Seller Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  Except for statutory liens for current Taxes not yet due, there are no material Tax Liens on any assets of the Seller or any of the Seller Subsidiaries.  Neither the Seller nor any of the Seller Subsidiaries has received a ruling or entered into an agreement with the IRS or any other Governmental Authority with respect to Taxes that would have a Seller Material Adverse Effect.  No agreements relating to allocating or sharing of Taxes exist among the Seller and the Seller Subsidiaries and no Tax indemnities given by the Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect.  Neither the Seller nor any of the Seller Subsidiaries is required to include in income either (i) any amount in respect of any adjustment under Section 481 of the Code or (ii) any installment sale gain.  Neither the Seller nor any of the Seller Subsidiaries has made an election under Section 341(f) of the Code.  Neither the Seller nor any of the Seller Subsidiaries (i) is a member of an affiliated, consolidated, combined or unitary group, other than one of which the Seller was the common parent, or (ii) has any liability for the Taxes of any Person (other than the Seller and the Seller Subsidiaries) under Treasury Regulation Section 1-1502-6 (or any similar provision of state or local Law) as a transferee or successor, by Contract or otherwise.  Neither the Seller nor any Seller Subsidiary shall be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of the Seller’s assets resulting from the Section 338(h)(10) Election.  Since January 1, 1997, neither the Seller nor any Seller Subsidiary has (a) acquired assets from a third Person in a transaction in which the Seller’s or any Seller Subsidiary’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of such acquired assets (or any other property) in the hands of such third Person, or (b) acquired any shares of capital stock of any corporation that is a “qualified Subchapter S Subsidiary” under Subchapter S of the Code.

2.16

Insurance.  The Seller Disclosure Schedule lists all policies of insurance of the Seller and the Seller Subsidiaries currently in effect.  Neither the Seller nor any of the Seller Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on the Seller’s financial statements for the nine (9) months ended September 30, 2006.

2.17

Brokers.  No broker, finder or investment banker (other than Keefe, Bruyette & Woods, Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.  Prior to the date of this Agreement, the Seller has furnished to the Company a complete and correct copy of all agreements between the Seller and Keefe, Bruyette & Woods, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

2.18

Seller Material Adverse Effect.  Since December 31, 2005, there has not been any Effect that has had, or would be reasonably expected to have, a Seller Material Adverse Effect.

2.19

Material Contracts.  Except for loan or credit agreements entered into by the Seller or any Seller Subsidiary as lender in the ordinary course of business consistent with past practice and as disclosed in Section 2.19 of the Seller Disclosure Schedule (which may reference other Sections of such Schedule), neither the Seller nor any Seller Subsidiary is a party to or obligated under any Contract which is not terminable by the Seller or the Seller Subsidiary without additional payment or penalty within sixty (60) days of delivery of notice of such termination and obligates the Seller or any Seller Subsidiary for payments or other consideration with a value in excess of $25,000 in aggregate annual payments over the term of such Contract.

2.20

Opinion of Financial Advisor.  The Seller has received the written opinion of Keefe, Bruyette & Woods, Inc. on the date of this Agreement to the effect that, as of the date of this Agreement, the Per Share Consideration to be received in the Merger by the Seller’s stockholders is fair to the Seller’s stockholders from a financial point of view, and the Seller will promptly, after the date of this Agreement, deliver a copy of such opinion to the Company.

2.21

Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of the Seller’s capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

2.22

Stock Options.  The assumption of the Option Plans and the Options issued thereunder as provided in Section 5.6 of this Agreement by the Company are permitted by and consistent with the terms of the Option Plans, the agreements under which the Options were issued and applicable Law.

ARTICLE III  —  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MERGER SUB

Except as disclosed in the Company SEC Reports or in the disclosure schedule delivered by the Company and the Merger Sub to the Seller prior to the execution of this Agreement (the “Company Disclosure Schedule”), which shall set forth items of disclosure with specific reference to the particular Section or subsection to which the information in the Company Disclosure Schedule relates, the Company and the Merger Sub, jointly and severally, hereby represent and warrant to the Seller as follows:

3.1

Organization and Qualification; Subsidiaries.

(a)

The Company is a corporation duly organized, validly existing and in active status under the Laws of the State of Wisconsin, a registered bank holding company under the BHCA and a financial holding company under the GLB Act.  The Merger Sub is a corporation duly organized, validly existing and in active status under the Laws of the State of Wisconsin.  Each subsidiary of the Company (a “Company Subsidiary,” or collectively the “Company Subsidiaries”) is a bank, corporation, limited liability company or other form of business entity duly organized, validly existing and in good standing under the Laws of the state of its incorporation or organization or the United States of America.  Each of the Company, the Merger Sub and the other Company Subsidiaries have the requisite power and authority and is in possession of all Consents and Orders (“Company Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Federal Reserve Board, the FDIC, the DFI, the Office of Thrift Supervision (the “OTS”) and the Office of Comptroller of the Currency (“OCC”), and none of the Company, the Merger Sub nor any other Company Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Company Approvals, except in each case where the revocations or modifications, the failure to be so organized, existing and in good standing or to have such power, authority or Company Approvals would not have a Company Material Adverse Effect.

(b)

The Company, the Merger Sub and each other Company Subsidiary is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed would not have a Company Material Adverse Effect.

(c)

As used in this Agreement, the term “Company Material Adverse Effect” means any Effect that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries (including the Merger Sub) taken as a whole, and/or (ii) materially impairs the ability of the Company or the Merger Sub to consummate the transactions contemplated hereby; provided, however, that the term “Company Material Adverse Effect” shall not be deemed to include:  (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby, (b) any Effect resulting from compliance with the terms and conditions of this Agreement, (c) any decrease in the price or trading volume of the Company Common Stock (but not excluding any Effect underlying such decrease to the extent such Effect would constitute a Company Material Adverse Effect), (d) any Effect to the extent resulting from changes in Laws generally applicable to the banking industry, (e) any Effect to the extent resulting from changes in GAAP which the Company or any of the Company Subsidiaries (including the Merger Sub) is required to adopt, (f) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries (including the Merger Sub) taken as a whole relative to other banking industry participants), or (g) actions contemplated and permitted by this Agreement.

3.2

Articles of Incorporation and By-Laws.  The Company or the Merger Sub, as applicable, has heretofore furnished or made available to the Seller a complete and correct copy of the Company’s Articles of Incorporation, as amended or restated (the “Company Articles”), the Company’s By-Laws, as amended or restated (the “Company By-Laws”), the Merger Sub Articles and the Merger Sub By-Laws.  The Company Articles, the Company By-Laws, the Merger Sub Articles and the Merger Sub By-Laws are in full force and effect.  The Company is not in breach of any of the provisions of the Company Articles or the Company By-Laws.  The Merger Sub is not in breach of any of the provisions of the Merger Sub Articles or the Merger Sub By-Laws.

3.3

Capitalization.

(a)

The authorized capital stock of the Company consists of 700,000,000 shares of Company Common Stock.  As of December 31, 2006, (i) 261,972,424 shares of the Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, subject to the personal liability which may be imposed on stockholders by former Section 180.0622(2)(b) of the WBCL (such Section, including judicial interpretation thereof, and Section 180.40(6), its predecessor statute, are referred to herein collectively as “Section 180.0622(2)(b) of the WBCL”), for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) of the WBCL has been repealed) owing to employees for services performed, but not exceeding six (6) months service in any one case, and not issued in violation of any preemptive right of any Company stockholder, (ii) 6,502,732 shares of the Company Common Stock were held as treasury shares by the Company, (iii) no shares of the Company’s $1.00 par value Series A Convertible Preferred Stock were issued and outstanding, and (iv) 26,921,656 shares of the Company Common Stock were subject to outstanding stock options issued pursuant to the Company’s stock option plans.  Except as set forth in clause (iv), above, there are no outstanding Rights relating to the issued or unissued capital stock or other equity interests of the Company or obligating the Company to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Company.

(b)

The authorized capital stock of the Merger Sub consists of 10,000 shares of Merger Sub Common Stock.  As of the date of this Agreement, 100 shares of Merger Sub Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and owned beneficially and of record by the Company.  There are no outstanding Rights relating to the issued or unissued capital stock or other equity interests of the Merger Sub or obligating the Merger Sub to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Merger Sub.

(c)

The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, subject to the personal liability which may be imposed on stockholders by Section 180.0622(2)(b) of the WBCL.

3.4

Authority.  Each of the Company and the Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the Merger Sub and the consummation by the Company and the Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and the Merger Sub, including, without limitation, the Company’s Board of Directors and the Merger Sub’s Board of Directors, and no other corporate proceedings on the part of the Company or the Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and binding obligation of, each of the Company and the Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Seller, is enforceable against the Company and the Merger Sub in accordance with its terms, except as enforcement may be limited by Laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

3.5

No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by the Company and the Merger Sub do not, and the performance of this Agreement and the transactions contemplated hereby by the Company and the Merger Sub will not, (i) conflict with or violate the Company Articles, the Company By-Laws, the Merger Sub Articles, the Merger Sub By-Laws or the Articles of Incorporation, By-Laws or other organizational documents, as the case may be, of any other Company Subsidiary, (ii) conflict with or violate any Laws or Orders applicable to the Company, the Merger Sub or any other Company Subsidiary or by which any of their respective properties is bound or affected, except in the case of clauses (i) and (ii), above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

(b)

The execution and delivery of this Agreement by the Company and the Merger Sub do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Merger Sub will not, require any Consent from, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, applicable state banking laws and regulations, the filing and recordation of appropriate merger or other documents as required by the MBCA and WBCL, and prior notification filings with the Department of Justice under the HSR Act and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Merger, or otherwise would not prevent or delay consummation of the Merger, or otherwise prevent the Company or the Merger Sub from performing its obligations under this Agreement, and would not have, or be reasonably expected to have, a Company Material Adverse Effect.

3.6

Compliance; Permits.  None of the Company, the Merger Sub nor any other Company Subsidiary is in conflict with, or in default under or violation of, as applicable, (i) any Law applicable to the Company, the Merger Sub or any other Company Subsidiary or by which any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, lease, license, permit, franchise or other Contract to which the Company, the Merger Sub or any other Company Subsidiary is a party or by which the Company, the Merger Sub or any other Company Subsidiary or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect.

3.7

Securities and Banking Reports; Financial Statements.

(a)

The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with (x) the Securities and Exchange Commission (the “SEC”) since December 31, 2003, and as of the date of this Agreement have delivered or made available to the Seller, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, 2004 and 2005, (ii) all proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since December 31, 2003, (iii) all Quarterly Reports on Form 10-Q filed by the Company with the SEC since December 31, 2003, (iv) all reports on Form 8-K filed by the Company with the SEC since December 31, 2003, (v) all other reports or registration statements filed by the Company with the SEC since December 31, 2003, and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since December 31, 2003 (collectively, the “Company SEC Reports”) and (y) the FDIC, the OCC, the Federal Reserve Board, the OTS, the DFI and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the “Company Reports”).  The Company Reports (i) were prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.  The parties agree that failure of the Company’s Chief Executive Officer or Chief Financial Officer, or individuals performing similar functions, to provide any certification required to be filed with any document filed with the SEC shall constitute an event that has a Company Material Adverse Effect.

(b)

To the Company’s Knowledge, the Company and each of its officers and directors are in compliance with and have complied in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as amended (“Sarbanes-Oxley”) and (B) the applicable listing and corporate governance rules and regulations of the NYSE.  With respect to each report on Form 10-K and Form 10-Q and each amendment of any such report filed by the Company with the SEC since December 31, 2003, the Chief Executive Officer and Chief Financial Officer of the Company, or individuals performing similar functions, have made all certifications required by Sarbanes-Oxley at the time of such filing, and to the Company’s Knowledge, the statements contained in each such certification were true and correct when made.  Further, the Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the Company Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or individuals performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of Sarbanes-Oxley with respect to such reports.

(c)

The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“internal controls”).  To the Company’s Knowledge, based on its evaluation of internal controls prior to the date hereof, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to the Company in the design or operation of internal controls which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize and report financial information and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.

(d)

There are no outstanding loans made by the Company, the Merger Sub or any other Company Subsidiary to any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) or director of the Company or the Merger Sub, other than loans that are subject to and that were made and continue to be in compliance with Regulation O under the Federal Reserve Act.

(e)

Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, and (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2006, neither the Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is required to be disclosed on a balance sheet prepared in accordance with GAAP that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(f)

The Company has not been notified by its independent public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, is of the view that any financial statement included in any registration statement filed by the Company under the Securities Act or any periodic or current report filed by the Company under the Exchange Act should be restated which has not been restated in subsequent financial statements or that the Company should modify its accounting in future periods in a manner that would have a Company Material Adverse Effect.

(g)

Since January 1, 2006, none of the Company, the Company Subsidiaries, any director, officer or employee of the Company or the Company Subsidiaries or, to the Company’s Knowledge, any auditor, accountant or representative of the Company or the Company Subsidiaries, has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices.  No attorney representing the Company or the Company Subsidiaries, whether or not employed by the Company or the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company, any Company Subsidiary or any of their officers, directors, employees or agents to the Company’s or any Company Subsidiary’s Board of Directors or any committee thereof or to any director or officer of the Company or any Company Subsidiary.  Since January 1, 2006, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, general counsel, the Company’s or any Company Subsidiary’s Board of Directors or any committee thereof.

3.8

Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2005 to the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2005, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries which has had, or to the Company’s Knowledge, would reasonably be expected to have, a Company Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries which has had, or to the Company’s Knowledge, would reasonably be expected to have, a Company Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets in any material respect, (v) any strike, work stoppage, slow-down or other labor disturbance, (vi) the execution of any collective bargaining agreement or other Contract with a labor union or organization, or (vii) to the Company’s Knowledge, any union organizing activities.

3.9

Absence of Proceedings and Orders.

(a)

There is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company, the Merger Sub or any other Company Subsidiary or any of their properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have a Company Material Adverse Effect.

(b)

There is no Order imposed upon the Company, the Merger Sub, any of the other Company Subsidiaries or the assets of the Company, the Merger Sub or any of the other Company Subsidiaries, including, without limitation, any Order relating to any of the transactions contemplated by this Agreement, which has had, or which would reasonably be expected to have, a Company Material Adverse Effect.

(c)

The Company is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist which would cause it or any of the Company Subsidiaries to be deemed to be (i) operating in violation of the Bank Secrecy Act, the Patriot Act, the laws and regulations promulgated and administered by OFAC, any Order issued with respect to anti-money laundering by the United States Department of Justice or FinCEN, any Order issued by OFAC, or any other applicable anti-money laundering Laws, except where any such violation would not have a Company Material Adverse Effect; or (ii) not in satisfactory compliance with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification Laws, including, without limitation, Title V of the GLB Act and the provisions of the information security program adopted pursuant to 12 C.F.R. Part 40, except where the failure to so comply would not have a Company Material Adverse Effect.  The Company (or where appropriate the Company Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and it (or such other of the Company Subsidiaries) has complied in all respects, except where the failure to comply would not have a Company Material Adverse Effect, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act or any other anti-money laundering Laws.

3.10

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company and the Merger Sub for inclusion or incorporation by reference in the registration statement of the Company (the “Registration Statement”) pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by the Company and the Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus will not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Seller Stockholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Company, the Merger Sub, any other Company Subsidiary or any of their Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Seller.  The Registration Statement and the Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act and the Exchange Act (to the extent applicable).  Notwithstanding the foregoing, neither the Company nor the Merger Sub makes any representation or warranty with respect to any information about, or supplied or omitted by, the Seller which is contained in any of the foregoing documents.

3.11

Title to Property.  The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all Liens, except liens for Taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby and which would not have a Company Material Adverse Effect; and all leases and licenses pursuant to which the Company or any of the Company Subsidiaries lease or license from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases and licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring).  All of the Company’s and each of the Company Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

3.12

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Merger Sub.

3.13

Company Material Adverse Effect.  Since December 31, 2005, there has not been any Effect that has had, or to the Company’s Knowledge, would be reasonably expected to have, a Company Material Adverse Effect.

ARTICLE IV  —  COVENANTS OF SELLER

4.1

Affirmative Covenants.  The Seller hereby covenants and agrees with the Company and the Merger Sub that, except (i) as permitted by this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Seller notifies the Company thereof and to the extent required by the Company, uses its commercially reasonable best efforts to take any such action otherwise subject to such Law or Governmental Authority, or (iv) as otherwise consented to in writing by the Company, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Seller will, and the Seller will cause each Seller Subsidiary, to:

(a)

operate its business only in the usual, regular and ordinary course consistent with past practices and use its commercially reasonable best efforts to achieve the balance sheet and earnings growth as reflected in financial projections for fiscal 2007 provided to the Company;

(b)

use its commercially reasonable best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

(c)

use its commercially reasonable best efforts to maintain and keep its properties in good repair and condition as at present, ordinary wear and tear excepted;

(d)

cooperate with the Company in its efforts to obtain information and title insurance with respect to real property owned or leased by the Seller or any of the Seller Subsidiaries, including, without limitation, efforts to communicate with and obtain Consents and/or estoppels from landlords and tenants, and the execution and delivery as of the Effective Time of standard title affidavits, deeds and other documents as may be reasonably necessary to reflect the transaction in the real estate records of the states in which real property is located and/or to obtain title insurance;

(e)

use its commercially reasonable best efforts to keep in full force and effect director and officer liability insurance comparable in amount and scope of coverage to that now maintained by it (the “Existing D&O Policy”);

(f)

perform in all material respects all obligations required to be performed by it under all material Contracts relating to or affecting its assets, properties and business;

(g)

comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws; and

(h)

not to take any action or fail to take any action which can be expected to have a Seller Material Adverse Effect.

4.2

Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Seller notifies the Company thereof and to the extent required by the Company, uses its commercially reasonable best efforts to avoid having to take such action required by such Law or Governmental Authority, or (iv) as otherwise consented to in writing by the Company, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Seller shall not do, or permit any Seller Subsidiary to do, any of the following:

(a)

(i) except to maintain qualification pursuant to the Code or as contemplated in Annex A, adopt, amend, renew or terminate any Plan or any other agreement, arrangement, plan or policy between the Seller or any Seller Subsidiary and one or more of its current or former directors, officers or employees, or (ii) except for increases specifically permitted by Annex A, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or other agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(b)

declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock or other equity interests, except for (A) cash dividends and tax distributions in an aggregate amount not to exceed $5,000,000, (B) additional cash dividends in the amount received (but not to exceed $2,000,000 in the aggregate less the Delayed Bonus Amount (as defined in the Seller Disclosure Schedule)) in connection with any recovery on the Subject Loan (as defined in the Seller Disclosure Schedule) which is received in cash prior to the Effective Time (and if a recovery in the amount of at least $2,000,000 is not received in cash with respect to the Subject Loan prior to the Effective Time, distribution by the Seller of all right, title and interest in and to the remaining balance of all claims relating to the Subject Loan to the Seller’s stockholders or a collection agent for their benefit, designated by a majority of the Seller’s stockholders in writing in a form reasonably acceptable to the Company), and (C) dividends by a Seller Subsidiary either to the Seller or another Seller Subsidiary; provided, however, that no such dividends shall be paid or distributions made as contemplated in clauses (A) and (B), above, if after giving effect to such dividend or distribution, the Seller will no longer be “well capitalized” in accordance with the capital adequacy guidelines of the Federal Reserve Board as applicable to the Seller and as certified by the Seller to the Company as provided in Section 7.2(l), below, or if the Seller shall have failed to comply with Section 4.1(a), above; and provided further, that if the holders of Seller Common Stock receive any payments of cash dividends on their shares of Seller Common Stock in or with respect to the quarter in which the Effective Time shall occur and in which the stockholders of Seller Common Stock are entitled to receive dividends on the shares of Company Common Stock into which the shares of Seller Common Stock have been converted then the holders of Seller Common Stock will not be entitled to receive the payment of cash dividends as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement for the calendar quarter during which the Effective Time shall occur, it being the intent of this Section 4.2(b) to provide that the holders of Seller Common Stock will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as stockholders of Seller Common Stock and the payment of a cash dividend as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement;

(c)

except as contemplated by this Agreement, merge into any other Person, permit any other Person to merge into it or consolidate with any other Person, or effect any reorganization or recapitalization;

(d)

purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock or other equity interests, of any Person other than in the ordinary course of business;

(e)

liquidate, sell, dispose of, or encumber any assets or acquire any assets outside of the ordinary course of business;

(f)

repurchase, redeem or otherwise acquire, or issue, sell or deliver, split, reclassify, combine or otherwise adjust, or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stock (except pursuant to exercise of the Options), bonds or other corporate securities of which the Seller or any of the Seller Subsidiaries is the issuer (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any options, warrants or other Rights (including convertible Securities) calling for issue thereof;

(g)

propose or adopt any amendments to its articles of incorporation, by-laws, articles of organization or operating agreement, as the case may be;

(h)

change any of its methods of accounting in effect at December 31, 2005 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2005, except as may be required by GAAP; or

(i)

change any lending, investment, liability management or other material policies concerning the business or operations of the Seller or any of the Seller Subsidiaries, except as required by Law or by a Regulatory Authority, including, without limitation:

(i)

acquire or sell any Contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities or any commodities whatsoever or enter into any other derivative transaction, which would have gains or losses in excess of $25,000, or enter into, terminate or exchange a derivative instrument with a notional amount in excess of $25,000 or having a term of more than five (5) years;

(ii)

sell, assign, transfer, pledge, mortgage or otherwise encumber, or permit any Liens to exist with respect to, any of its assets with a value in excess of $25,000 individually, except in the ordinary course of business consistent with past practice;

(iii)

make any investment with a maturity of five (5) years or more;

(iv)

incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money (other than indebtedness of the Seller or the Seller Subsidiaries to each other) in excess of an aggregate of $25,000 (for the Seller and the Seller Subsidiaries on a consolidated basis) except in the ordinary course of business consistent with past practice;

(v)

enter into any Contract with respect to any acquisition of a material amount of assets or securities or any discharge, waiver, satisfaction, release or relinquishment of any material Contract rights, Liens, debts or claims, not in the ordinary course of business and consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by United States government or agency securities), or impose, or suffer the imposition of, on any material asset of the Seller or any Seller Subsidiaries, any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Financial Statements) and in no event with a value in excess of $25,000 individually;

(vi)

settle any Proceeding or controversy of any kind for any amount in excess of $25,000 or in any manner which would restrict in any material respect the operations or business of the Seller or any of the Seller Subsidiaries;

(vii)

purchase any new financial product or instrument which involves entering into a Contract with a term of six (6) months or longer;

(viii)

make any capital expenditure, except in the ordinary course and consistent with past practice and in no event in excess of $25,000 individually;

(ix)

take any action or fail to take any action which would be reasonably expected to have a Seller Material Adverse Effect;

(x)

take any action that would adversely affect or delay the ability of the Seller to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied; or

(xi)

agree in writing or otherwise to do any of the foregoing.

4.3

Letter of Seller’s Accountants.  If requested in writing by the Company, the Seller shall use its reasonable best efforts to cause to be delivered to the Company “comfort” letters of Ernst & Young, LLP, the Seller’s independent public accounting firm, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in a form reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accounting firms in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

4.4

No Solicitation of Transactions.

(a)

From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, the Seller and the Seller Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly:

(i)

solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

(ii)

participate in any discussions or negotiations regarding, or furnish to any Person any material non-public information with respect to, or take any other action to facilitate any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; or

(iii)

enter into any Contract relating to any Acquisition Transaction; provided, however, this Section 4.4(a) shall not prohibit the Seller or the Seller’s Board of Directors from:

(A)

furnishing material nonpublic information (other than information regarding the Company or the Merger Sub supplied to the Seller by the Company or the Merger Sub) regarding the Seller or the Seller Subsidiaries to, or entering into a customary confidentiality agreement with or entering or re-entering into discussions with, any Person in response to an Acquisition Proposal submitted by such Person (and not withdrawn) if (x) the Seller’s Board of Directors reasonably determines in good faith, after taking into consideration the advice of and consultation with an investment banking firm of national reputation (which includes the Seller’s current financial advisor), that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer, and (y) the Seller’s Board of Directors concludes in good faith, after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in a breach by the Seller’s Board of Directors of its fiduciary obligations to the Seller’s stockholders under applicable Laws, provided that in any such case neither the Seller nor any representative of the Seller and the Seller Subsidiaries shall have violated any of the restrictions set forth in this Section 4.4(a), or

(B)

taking the actions described in the proviso of subsection (c), below, as permitted thereby, provided that none of the Seller, the Seller Subsidiaries or any representatives of the Seller and the Seller Subsidiaries shall have violated any of the restrictions set forth in this Section 4.4(a).

At least ten (10) days prior to furnishing any material nonpublic information to, or entering into discussions or negotiations with, any Person, the Seller shall:

(i)

give the Company written notice of the identity of such Person and of the Seller’s intention to furnish material nonpublic information to, or enter into discussions or negotiations with, such Person; and

(ii)

receive from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral nonpublic information furnished to such Person by or on behalf of the Seller, and contemporaneously with furnishing any such information to such Person, the Seller shall furnish such information to the Company (to the extent such information has not been previously furnished by the Seller to the Company).

The Seller and the Seller Subsidiaries will immediately cease, and will cause each of their officers, directors, employees, Affiliates, investment bankers, attorneys and other advisors or representatives to immediately cease, as of the date hereof, any and all existing activities, discussions or negotiations with any other Persons conducted heretofore with respect to any Acquisition Proposal, subject to the right to renew such activities, discussions or negotiations in accordance with this Section 4.4.  Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.4 by any officer, director, employee or Affiliate of the Seller or any of the Seller Subsidiaries or any investment banker, attorney or other advisor or representative retained by any of them shall be deemed to be a breach of this Section 4.4 by the Seller.

For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by the Company) relating to any Acquisition Transaction.  For purposes of this Agreement, “Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

(i)

any acquisition or purchase from the Seller by any Person of more than a 15% interest in the total outstanding voting securities of the Seller or any of the Seller Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the total outstanding voting securities of the Seller or any of the Seller Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Seller or any of the Seller Subsidiaries;

(ii)

any sale, lease, exchange, transfer, license, acquisition or other disposition of more than 15% of the assets of the Seller or any of the Seller Subsidiaries; or

(iii)

any liquidation or dissolution of the Seller or any of the Seller Subsidiaries.

(b)

In addition to the obligations of the Seller set forth in Section 4.4(a), the Seller as promptly as practicable shall advise the Company orally and in writing of any request received by the Seller, any Seller Subsidiary or any of their officers, directors, employees, Affiliates, investment bankers, attorneys and other advisors or representatives after the date hereof for information which the Seller reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by the Seller, any Seller Subsidiary or any of their officers, directors, employees, Affiliates, investment bankers, attorneys and other advisors or representatives after the date hereof with respect to, or which the Seller reasonably believes would lead to, any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any such request, Acquisition Proposal or inquiry.  The Seller will keep the Company informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

(c)

Except as provided hereinbelow:  (i) the Seller’s Board of Directors shall recommend that the Seller’s stockholders vote in favor of and to adopt and approve this Agreement and the Merger at the Seller Stockholders’ Meeting; (ii) the Proxy Statement/Prospectus shall include a statement of the Seller’s Board of Directors Recommendation; and (iii) neither the Seller’s Board of Directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify, in a manner adverse to the Company (in either event, a “Change of Recommendation”), the Seller’s Board of Directors Recommendation; provided, however, that nothing in this Agreement shall prevent the Seller’s Board of Directors from (i) withholding, withdrawing, amending or modifying the Seller’s Board of Directors Recommendation or (ii) not including in the Proxy Statement/Prospectus the Seller’s Board of Directors Recommendation if, in either case, the Seller’s Board of Directors reasonably determines in good faith, after consultation with its outside legal counsel, that, due solely to facts or circumstances coming to the attention of the Seller’s Board of Directors after the date of this Agreement, the failure to take such action is reasonably likely to result in a breach by the Seller’s Board of Directors of its fiduciary obligations to Seller’s stockholders under applicable Law; and provided further, however, that neither the Seller nor the Seller’s Board of Directors may take any of the actions described in clauses (i) and (ii) of the immediately preceding proviso unless the Seller shall have received an Acquisition Proposal that has not been withdrawn as of the time of such action of the Seller’s Board of Directors and the Seller’s Board of Directors shall have reasonably determined in good faith, after taking into consideration the advice of and consultation with an investment banking firm of national reputation (which includes the Seller’s current financial advisor), that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Offer.

(d)

Notwithstanding anything to the contrary contained in this Section 4.4, in the event that the Seller’s Board of Directors determines in good faith, after consultation with outside counsel, that in light of a Superior Offer it is necessary to do so in order to comply with its fiduciary duties to the Seller or the Seller’s stockholders under applicable Law, the Seller’s Board of Directors may terminate this Agreement in the manner contemplated by Section 8.1(h) solely in order to concurrently enter into a definitive agreement with respect to a Superior Offer, but only after the tenth (10th) day following the Company’s receipt of written notice advising the Company that the Seller’s Board of Directors is prepared to accept a Superior Offer, and only if, during such ten (10) day period, if the Company so elects, the Seller and its advisors shall have negotiated in good faith with the Company to make such adjustments in the terms and conditions of this Agreement as would enable the Seller to proceed with the transactions contemplated herein on such adjusted terms.

4.5

Update Disclosure; Breaches.

(a)

From and after the date of this Agreement until the Effective Time, the Seller shall update the Seller Disclosure Schedule on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that (i) to the extent that any information that would be required to be included in an update under this Section 4.5(a) would have in the past been contained in internal reports prepared by the Seller or any Seller Subsidiary in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by the Seller to identify relevant information contained therein, and (ii) to the extent that updating required under this Section 4.5 is unduly burdensome to the Seller, the Seller and the Company will use their reasonable best efforts to develop alternate updating procedures using, wherever possible, existing reporting systems.

(b)

The Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its reasonable best efforts to prevent or promptly remedy the same.

4.6

Affiliates.  Within thirty (30) days after the date of this Agreement (a) the Seller shall deliver to the Company a letter identifying all Persons who are then “affiliates” of the Seller, including, without limitation, all directors and executive officers of the Seller, for purposes of Rule 145 promulgated under the Securities Act and (b) the Seller shall advise the Persons identified in such letter of the resale restrictions imposed by applicable securities laws.  The Seller shall use its reasonable best efforts to obtain from each Person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.6.  The Seller shall use its reasonable best efforts to obtain from any Person who becomes an “affiliate” of the Seller after the Seller’s delivery of the letter referred to above, on or prior to the Effective Time, a written agreement, substantially in the form attached hereto as Exhibit 4.6 as soon as practicable after such Person attains such status.

4.7

Delivery of Stockholder List.  The Seller shall arrange to have its transfer agent deliver to the Company or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the Seller stockholders, their holdings of stock as of the latest practicable date, and such other stockholder information as the Company may reasonably request.

4.8

Delivery of IRS Forms 8023; Transfers of Shares.  On or before the date of the Seller Stockholders’ Meeting, the Seller shall deliver, or cause to be delivered, to the Company, duly executed copies of IRS Form 8023 signed by or on behalf of each of the Seller’s stockholders as required by the IRS in order to be an effective signature of such stockholder, subject to verification by the Company.  The Seller agrees not to register the transfer of any shares (whether by reason of sale, gift, conveyance, involuntary transfer, death or disability of a stockholder or otherwise) or issue any shares upon the exercise of Options at any time after the record date for the Seller Stockholders’ Meeting and prior to the Effective Time unless, prior to such transfer or issuance, the transferee, or in the case of the exercise of an Option, the holder of the Option, executes and delivers to the Seller an IRS Form 8023 signed by or on behalf of such transferee or holder of the Option as required by the IRS in order to be an effective signature of such transferee or holder of the Option, subject to verification by the Company, and such other documents and instruments as the Company may reasonably request in connection with the Section 338(h)(10) Election (as defined in Section 6.4(a), below).

4.9

Loan and Investment Policies.  The Seller agrees to maintain and to cause the Seller Subsidiaries to maintain their existing loan and investment policies and procedures designed to insure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by the Company, for the period from the date hereof until the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII.  To the extent permitted by applicable Law, such policies and procedures shall apply to, among other matters, the following:  (i) making or renewing any commitments or loans, or purchase or renewals of any participations in loans, in excess of $1,000,000 for any commercial loan, $500,000 for any single-family residential loan or $250,000 for any consumer loan; (ii)  making, committing to make or renewing any loan to any Affiliate of the Seller or the Seller Subsidiaries or any family member of such Affiliate or any entity in which such Affiliate has a material interest; (iii) making any investment or commitment to invest, or making any loan, in excess of $1,000,000 with respect to any commercial real estate development project; (iv) making multiple commercial real estate loans which are in the aggregate in excess of $1,500,000; or (v) entering into any Contract under which the Seller or any Seller Subsidiary will be bound to pay in excess of $50,000 over the life of such Contract or voluntarily committing any act or omission which constitutes a breach or default by the Seller or any Seller Subsidiary under any Contract to which the Seller or any Seller Subsidiary is a party or by which it or any of its properties are bound.  To the extent permitted by applicable Law, the Company shall have the right to designate at least two (2) observers to attend all meetings of the Seller’s (i) senior credit committee, or similar committee at any Seller Subsidiary designated by the Company, and (ii) investment committee or similar committee at any Seller Subsidiary, and the Seller shall ensure that such representatives receive all information given by the Seller or its agents to the Seller’s members of said committees.

4.10

Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Seller will give the Company and its representatives, employees, counsel and accountants reasonable access to the properties, books and records of the Seller and the Seller Subsidiaries and any other information relating to the Seller and the Seller Subsidiaries that is reasonably requested by the Company for purpose of permitting the Company, among other things, to:  (a) conduct its due diligence review, (b) review the financial statements of the Seller, (c) verify the accuracy of the representations and warranties of the Seller contained in this Agreement, (d) confirm compliance by the Seller with the terms of this Agreement, and (e) prepare for the consummation of the transactions contemplated by this Agreement.  The parties hereto acknowledge and agree that any investigation by the Company pursuant to this Section 4.10 shall not unreasonably interfere with the business and operations of the Seller.  The Company shall not, without the consent of the Seller (which consent shall not be unreasonably withheld), directly contact any customers or key employees of the Seller.  General advertisements by the Company will not be deemed a violation of the preceding sentence.

4.11

Confidentiality Agreement.  The Seller agrees that the Confidentiality Agreement dated November 22, 2006, between the Company and the Seller (the “Confidentiality Agreement”) shall remain in full force and effect and binding upon the Seller and shall survive termination of this Agreement for the period set forth therein.

4.12

Resignations.  The Seller shall obtain and deliver to the Company at the Closing evidence reasonably satisfactory to the Company of the resignation, effective as of the Effective Time, of those directors and officers of the Seller and Seller Subsidiaries designated by the Company to the Seller prior to the Closing.

4.13

Delivery of Restrictive Covenant Agreements.  At or prior to the Closing, the Seller shall cause to be delivered to the Company the Craig Bentdahl Agreement and the Elray Bentdahl Agreement (as such terms are defined in Section 7.2(c), below), duly executed by each of Craig E. Bentdahl and Elray E. Bentdahl, respectively.

ARTICLE V  —  COVENANTS OF THE COMPANY AND THE MERGER SUB

5.1

Affirmative Covenants.  The Company and the Merger Sub hereby covenant and agree with the Seller that, except (i) as permitted by this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, or (iv) as otherwise consented to in writing by the Seller, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, each of the Company and the Merger Sub will, and the Company will cause each other Company Subsidiary, to:

(a)

maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in the Company’s financial statements applied on a consistent basis; and

(b)

conduct its business in a manner that does not violate any Law, except for possible violations which do not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

5.2

Negative Covenants.  Except as disclosed in the Company Disclosure Schedule or as otherwise contemplated by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, neither the Company nor the Merger Sub shall, or agree to commit to, or, in the case of the Company, permit any Company Subsidiaries to, without the prior written consent of the Seller, (i) propose or adopt any amendments to the Company Articles, the Company By-Laws, the Merger Sub Articles or the Merger Sub By-Laws in a manner which would adversely affect in any manner the terms of the Company Common Stock, the Merger Sub Common Stock or the ability of the Company or the Merger Sub to consummate the transactions contemplated hereby, or agree in writing to do any of the foregoing; provided, however, that any such amendment to the Company Articles to increase the authorized number of shares of Company Common Stock shall not be deemed to have such an adverse effect, or (ii) take any action that would adversely affect or delay the ability of the Company or the Merger Sub to perform any of their obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied.

5.3

Breaches.  The Company and the Merger Sub shall, in the event either of them becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of their respective representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use their reasonable best efforts to prevent or promptly remedy the same.

5.4

Stock Exchange Listing.  The Company shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued in the Merger to be approved for listing on the NYSE prior to the Effective Time.

5.5

Confidentiality Agreement.  The Company agrees that the Confidentiality Agreement shall remain in full force and effect and binding upon the Company and shall survive termination of this Agreement for the period set forth therein.

5.6

Stock Options.

(a)

At the Effective Time, the Company will assume the Option Plans and all of the Seller’s obligations thereunder.  At the Effective Time, each outstanding Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option (including, without limitation, the time periods allowed for exercise), except as such terms and conditions are modified by this Section 5.6, a number of shares of Company Common Stock equal to the product of the Option Exchange Ratio and the number of shares of Seller Common Stock subject to such Option (provided that any fractional shares of Company Common Stock resulting from such calculation shall be rounded to the nearest whole share), at a price per share (rounded-up to the nearest cent) equal to the exercise price per share of the shares of Seller Common Stock subject to such Option divided by the Option Exchange Ratio.  For purposes hereof, the “Option Exchange Ratio” means (i) the quotient obtained by dividing (A) the Cash Amount by (B) the Average Trading Price, plus (ii) the Exchange Ratio.  Notwithstanding the foregoing, the Company will make any necessary changes to the exercise price and number of shares of Company Common Stock subject to an Option after the Effective Time to the minimum extent necessary so that the holder of an Option is not subject to penalty under Section 409A of the Code and the related guidance issued thereunder.

(b)

The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Common Stock for delivery upon exercise of the Options adjusted in accordance with this Section 5.6.  The Company shall file one or more registration statements on Form S-8 (or any successor form) or another appropriate form, promptly after the Effective Time, with respect to the Company Common Stock subject to such Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the related prospectus or prospectuses) for so long as such Options remain outstanding.  With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Option Plans assumed pursuant to this Section 5.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Option Plans complied with such rule prior to the Merger.

5.7

Tax Returns.  The Company shall retain Larson, Allen, Weshair & Co., LLP to prepare, and the Company shall file, all Tax Returns for the Seller and the Seller Subsidiaries for all periods ending on or prior to the Closing Date that are filed after the Closing Date.  The Company will cooperate in the preparation of the Tax Returns and will make all necessary books and records available.  The Company shall permit Craig E. Bentdahl, as a representative of the Seller’s stockholders, to review and comment on each such Tax Return described in the preceding sentence prior to its filing.  The Seller’s stockholders shall include any income, gain, loss, deduction or other tax items for such period on their Tax Returns in a manner consistent with the Schedule K-1s furnished to the Seller’s stockholders for such periods.

ARTICLE VI  —  ADDITIONAL AGREEMENTS

6.1

Proxy Statement/Prospectus; Registration Statement.  As promptly as practicable after the execution of this Agreement, the Seller, the Company and the Merger Sub shall prepare and the Company shall file with the SEC the Proxy Statement/Prospectus and the Registration Statement on Form S-4 promulgated under the Securities Act (or on such other form as shall be appropriate) relating to the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the stockholders of the Seller and shall use all reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable.  Each of the Seller, the Company and the Merger Sub shall furnish all information concerning itself and its Affiliates, officers and directors that is required to be included in the Proxy Statement/Prospectus or, to the extent applicable, the other filings, or that is customarily included in the Proxy Statement/Prospectus or other filings prepared in connection with transactions of the type contemplated by this Agreement.  Each of the Seller, the Company and the Merger Sub shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement/Prospectus or the other filings, and the Seller shall use its reasonable best efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the Seller’s stockholders as promptly as reasonably practicable after the date the Registration Statement becomes effective.  Each party shall promptly notify the other party upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement/Prospectus or the other filings and shall provide the other party with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement/Prospectus or the other filings.  If at any time prior to the Seller Stockholders’ Meeting, any information relating to the Seller, the Company, the Merger Sub or any of their respective Affiliates, officers or directors, should be discovered by the Seller, the Company or the Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the other filings, so that the Proxy Statement/Prospectus or the other filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Seller.  Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement/Prospectus or filing the other filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other parties an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other parties.

6.2

Meeting of Seller’s Stockholders.  The Seller shall promptly, after the date the Registration Statement becomes effective, take all action necessary in accordance with the MBCA, the Seller Articles and the Seller By-Laws to convene the Seller Stockholders’ Meeting.  The Seller shall use its reasonable best efforts to solicit from stockholders of the Seller proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the MBCA to approve the Merger, unless the Seller’s Board of Directors shall have determined in good faith based on advice of counsel that such actions would reasonably be likely to result in violation of its fiduciary duty to the Seller’s stockholders under applicable Law.

6.3

Appropriate Action; Consents; Filings.  The Seller, the Company and the Merger Sub shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all Consents and Orders required under Law (including, without limitation, all rulings and approvals of Governmental Authorities) and from parties to Contracts required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act (to the extent applicable) and any other applicable federal or state securities laws, (B) the BHCA and any other applicable federal or state banking laws and (C) any other applicable Law; provided that, the Company, the Seller and the Merger Sub shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith, and shall use their respective reasonable best efforts to file all applications required to be filed with the Federal Reserve Board, the Minnesota Department of Commerce or any other federal or state banking regulator no later than thirty (30) days after the execution of this Agreement by the parties.  The Seller, the Company and the Merger Sub shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable best efforts to take all such necessary action.

6.4

Section 338(h)(10) Election.

(a)

The Seller and the Seller’s stockholders shall join with the Company in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state and local Laws) with respect to the treatment for Tax purposes of the transactions contemplated hereby, including the Merger (collectively, the “Section 338(h)(10) Election”).  The Seller and the Seller’s stockholders shall include any income, gain, loss, deduction or other Tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent required by applicable Law.  The Seller’s stockholders shall pay any Tax imposed on the Seller attributable to the making of the Section 338(h)(10) Election, including, without limitation, (i) any Tax imposed under Section 1374 of the Code, or (ii) any federal, state or local Tax imposed on the Seller’s gain.  On the Closing Date, the Seller’s stockholders and the Company shall exchange completed and duly executed copies of IRS Form 8023 (including any and all schedules related thereto) and any similar state forms.  If, as a result of information which is first available after the Closing Date, any amendments to such forms are necessary or appropriate, the parties will promptly agree on such amendments.

(b)

Prior to the Effective Time, the Seller and the Company will agree on a schedule setting forth the fair market value for each of the Seller’s assets in accordance with the Code and applicable regulations, and agree to file all Tax Returns, including the Form 8883 required to be filed in connection with the Section 338(h)(10) Election, consistent with such schedule.

6.5

Employee Benefit Matters.  Annex A attached hereto sets forth certain agreements of the parties with respect to the manner in which various benefit and compensation matters will be handled prior to and after the Effective Time for employees and directors of the Seller and the Seller Subsidiaries.

6.6

Directors’ and Officers’ Indemnification and Insurance.

(a)

By virtue of the occurrence of the Merger, the Surviving Corporation shall from and after the Effective Time succeed to the Seller’s obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Seller and the Seller Subsidiaries as provided in the Seller Articles, the Seller By-Laws, indemnification agreements of the Seller or the Seller Subsidiaries with respect to matters occurring prior to the Effective Time.  Section 6.6 of the Seller Disclosure Schedule contains a complete list of all indemnification arrangements to which the Seller is a party on the date of this Agreement.  The Seller agrees not to amend or enter into new indemnification arrangements or agreements from and after the date hereof.

(b)

From and after the Effective Time, the Company agrees to use commercially reasonable best efforts to maintain an insurance policy for directors’ and officers’ liabilities (the “D&O Policy”) for all present and former directors and officers of the Seller covered by the Existing D&O Policy on the date of this Agreement with terms (including coverage limits) substantially similar in all respects to those currently in effect on the date of this Agreement with respect to acts, omissions and other matters occurring prior to the Effective Time for which coverage is provided under the Existing D&O Policy; provided, however, that the Company’s obligation under this subsection (b) shall be completely satisfied at such time as the Company shall have satisfied either of the following conditions:  (i) the Company shall have maintained the D&O Policy in accordance with this subsection (b) for a period of six (6) years from and after the Effective Time or (ii) the Company shall have incurred costs to maintain insurance in accordance with this subsection equal to or exceeding 250% of the annual premium in effect on the date of this Agreement and disclosed on Section 6.6 of the Seller Disclosure Schedule; provided, further however, if the Company fails to maintain the D&O Policy in accordance with this subsection (b) for six (6) years from the Effective Time, the Company will indemnify and hold all present and former directors and officers of the Seller covered by the Existing D&O Policy harmless against any and all losses, claims, damages, liabilities, costs and expenses (including, but not limited to, attorney’s fees, disbursements and court costs) and actions with respect to acts, omissions, and other matters occurring prior to the Effective Time for which coverage is provided under the Existing D&O Policy to the same extent as coverage would have been provided to such persons had the D&O Policy in accordance with this subsection (b) been maintained by the Company for a period of six (6) years from and after the Effective Time.

(c)

In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.6.

(d)

The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Seller or any Seller Subsidiary (the “Indemnified Parties”) and his or her heirs and representatives.

6.7

Notification of Certain Matters.  The Seller shall give prompt notice to the Company, and the Company shall give prompt notice to the Seller, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Seller, the Company or the Merger Sub, as the case may be, contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Seller, the Company or the Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.8

Public Announcements.  The Company and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law, including disclosures required under the federal securities laws.

6.9

Customer Retention.  To the extent permitted by applicable Law, the Seller shall, and shall cause each Seller Subsidiary to, use all reasonable best efforts to assist the Company in its efforts to retain the Seller’s and the Seller Subsidiaries’ customers for the Surviving Corporation.  Such efforts shall include making introductions of the Company’s employees to such customers, assisting in the mailing of information prepared by the Company and reasonably acceptable to the Seller to such customers and actively participating in any “transitional marketing programs” as the Company shall reasonably request.

ARTICLE VII  —  CONDITIONS OF MERGER

7.1

Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no Proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the Knowledge of the Company or the Seller, threatened by the SEC.  The Company shall have received all other federal or state securities Consents necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Merger.

(b)

Stockholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Seller.

(c)

Federal Reserve Board.  The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any condition that would materially adversely affect the Company or the Surviving Corporation.  All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

(d)

HSR Approval.  All statutory waiting periods under the HSR Act shall have expired and the Company shall not have received any objections thereunder from either the Federal Trade Commission or the United States Department of Justice.

(e)

State Approval.  The Merger shall have been approved by the Commissioner of Commerce of the State of Minnesota and the DFI and neither of such approvals shall contain any condition that would materially adversely affect the Company or the Surviving Corporation.  All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.  All documents required to be filed with any state agency or recorded at the county level in connection with such approval shall be filed or recorded at the Effective Time.

(f)

No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is in effect preventing or prohibiting consummation of the transactions contemplated by this Agreement or restricting the consummation of the transactions contemplated by this Agreement in a manner that would have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(g)

NYSE Listing.  The shares of Company Common Stock to be issued at the Effective Time shall have been authorized for listing on the NYSE, subject to official notice of issuance.

7.2

Additional Conditions to Obligations of the Company and the Merger Sub.  The obligation of the Company and the Merger Sub to effect the Merger is also subject to the satisfaction at or prior to the Effective Time (or, if an earlier time is set forth in this Section 7.2, at such earlier time) of the following conditions:

(a)

Representations and Warranties.  Without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under Sections 4.5 or 6.7, above, and except for Section 2.18, above, which is provided for in subsection (k), below, (i) each of the representations and warranties of the Seller contained in this Agreement that is qualified by reference to “materiality” or Seller Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (ii) each of the representations and warranties of the Seller contained in this Agreement that is not qualified by reference to “materiality” or Seller Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and except in the case of either clauses (i) or (ii), above, where any failure of such representations and warranties to be true and correct would not have a Seller Material Adverse Effect.  The Company shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer and the Chief Financial Officer of the Seller, or individuals performing similar functions, to the foregoing effect.

(b)

Agreements and Covenants.  The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Retention and Restrictive Covenant Agreements.  The Company shall have received, (i) on or prior to the execution hereof, a Retention Agreement, substantially in the form attached hereto as Exhibit 7.2(c)-1, duly executed by each of the executive officers of the Seller and the Seller Subsidiaries identified on Annex B attached hereto, (ii) at or prior to the Closing, a Restrictive Covenant Agreement, substantially in the form attached hereto as Exhibit 7.2(c)-2 (the “Craig Bentdahl Agreement”), duly executed by Craig E. Bentdahl, and (iii) at or prior to the Closing, a Restrictive Covenant Agreement, substantially in the form attached hereto as Exhibit 7.2(c)-3 (the “Elray Bentdahl Agreement”), duly executed by Elray E. Bentdahl.

(d)

Section 338(h)(10) Election.  The Company shall have received a completed IRS Form 8023 (including any and all schedules related thereto), together with any similar state forms, duly executed by each of the Seller’s stockholders as required by the applicable Taxing authorities.

(e)

Consents Obtained.  (i) The Seller shall continue to possess all Seller Approvals and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made, by the Seller for the authorization, execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated hereby shall have been obtained and made by the Seller, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Seller Material Adverse Effect.

(f)

No Challenge.  There shall not be pending any Proceeding before any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Seller Common Stock into the Company Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of the Seller and the Seller Subsidiaries, which in either case is reasonably likely to have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(g)

Opinion of Counsel.  The Company shall have received from Fredrikson & Byron, P.A., or other independent counsel to the Seller reasonably satisfactory to the Company, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Annex C attached hereto, which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.  In rendering such opinion, Fredrikson & Byron, P.A. or such other legal counsel may require and rely upon representations and covenants contained in certificates of officers of the Seller.

(h)

Comfort Letters.  If requested by the Company as provided in Section 4.3, the Company shall have received from Ernst & Young, LLP the “comfort” letters referred to in Section 4.3.

(i)

Affiliate Agreements.  The Company shall have received from each Person who is identified in the affiliate letter as an “affiliate” of the Seller a signed affiliate agreement in the form attached hereto as Exhibit 4.6.

(j)

Burdensome Condition.  There shall not be any action taken, or any statute, rule, regulation or Order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Authority which imposes any condition or restriction upon the Company, the Merger Sub or the Seller or their respective subsidiaries (or the Surviving Corporation after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.

(k)

No Material Adverse Changes.  Since the date of this Agreement, there shall have been no Seller Material Adverse Effect and no Effect shall have occurred that is reasonably likely to have a Seller Material Adverse Effect.  The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Seller, or individuals performing similar functions, to that effect.

(l)

Well Capitalized Certificate.  The Company shall have received a certificate of the Chief Financial Officer of the Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, which demonstrates that the Seller is “well capitalized” in accordance with the capital adequacy guidelines of the Federal Reserve Board as applicable to the Seller after giving effect to the payment of dividends and the tax distributions permitted by Section 4.2(b), above.

7.3

Additional Conditions to Obligations of the Seller.  The obligation of the Seller to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties.  Without giving effect to any notice to the Seller under Sections 5.3 or 6.7, above, and except for Section 3.13, above, which is provided for in subsection (e), below, (i) each of the representations and warranties of the Company and the Merger Sub contained in this Agreement that is qualified by reference to “materiality” or Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent that such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (ii) each of the representations and warranties of the Company and the Merger Sub contained in this Agreement that is not qualified by reference to “materiality” or Company Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, and except in the case of either clauses (i) or (ii), above, where any failure of such representations and warranties to be true and correct would not have a Company Material Adverse Effect.  The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, or individuals performing similar functions, to the foregoing effect.

(b)

Agreements and Covenants.  Each of the Company and the Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Consents Obtained.  (i) The Company and the Merger Sub shall continue to possess all Company Approvals and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made, by the Company and the Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by the Company and the Merger Sub of the transactions contemplated hereby shall have been obtained and made by the Company and the Merger Sub, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Company Material Adverse Effect.

(d)

Opinion of Counsel.  The Seller shall have received from Godfrey & Kahn, S.C., or other independent counsel to the Company reasonably satisfactory to the Seller, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller, covering the matters set forth in Annex D attached hereto, which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to the Seller.  In rendering such opinion, Godfrey & Kahn, S.C. may require and rely upon representations and covenants contained in certificates of officers of the Company.

(e)

No Material Adverse Changes.  Since the date of this Agreement, there shall have been no Company Material Adverse Effect and no Effect shall have occurred that is reasonably likely to have a Company Material Adverse Effect.  The Seller shall have received a certificate of the President and the Chief Financial Officer of the Company, or individuals performing similar functions, to that effect.

ARTICLE VIII  —  TERMINATION, AMENDMENT AND WAIVER

8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the stockholders of the Seller adopt this Agreement, as applicable:

(a)

by mutual written consent duly authorized by the Boards of Directors of the Company and the Seller;

(b)

by either the Seller or the Company if the Merger shall not have been consummated by September 30, 2007 (or November 30, 2007, if the reason the Merger has not been consummated by such earlier date is due to the fact that the Company, despite its prompt and diligent actions, has not received the approval of the Commissioner of Commerce of the State of Minnesota or the Federal Reserve Board pursuant to Section 3(a)(5) of the BHCA (12 U.S.C. § 1842(a)(5)), or any required waiting periods shall have not yet expired or been terminated), unless extended by the Boards of Directors of Seller and the Company for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of this Agreement;

(c)

by either the Seller or the Company if a Governmental Authority shall have issued a non-appealable final Order or taken any other action having the effect of restraining, enjoining or otherwise prohibiting the Merger;

(d)

by either the Seller or the Company if:  (i) the Seller Stockholders’ Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of the Seller shall have taken a final vote on a proposal to adopt this Agreement and (ii) the required approval of the stockholders of the Seller contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Seller where the failure to obtain approval by the Seller stockholders shall have been caused by the action or failure to act of the Seller, and such action or failure to act constitutes a breach by the Seller of any provision of this Agreement;

(e)

by the Seller, upon a breach of any covenant or agreement on the part of the Company or the Merger Sub set forth in this Agreement, or if any representation or warranty of the Company or the Merger Sub shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s or the Merger Sub’s representations and warranties or breach by the Company or the Merger Sub of a covenant or agreement was unintentional and is curable by the Company or the Merger Sub through exercise of commercially reasonable best efforts, then the Seller may not terminate this Agreement pursuant to this Section 8.1(e) for ten (10) days after delivery of written notice from the Seller to the Company of such breach, provided, that the Company or the Merger Sub, as the case may be, continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by the Company or the Merger Sub is cured during such ten (10) day period);

(f)

by the Company, upon a breach of any covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.2(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Seller’s representations and warranties or breach by the Seller of a covenant or agreement was unintentional and is curable by the Seller through exercise of its commercially reasonable best efforts, then the Company may not terminate this Agreement pursuant to this Section 8.1(f) for ten (10) days after delivery of written notice from the Company to the Seller of such breach, provided, that the Seller continues to exercise commercially reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Seller is cured during such ten (10) day period);

(g)

by the Company if there is a Change of Recommendation or if the Seller’s Board of Directors fails to include the Seller’s Board of Directors Recommendation in the Proxy Statement/Prospectus;

(h)

by the Seller prior to the vote of the stockholders of the Seller, without further action, if the Seller shall have entered into a definitive agreement with respect to a Superior Offer pursuant to and in accordance with Section 4.4, above; provided, however, that such determination and the right to terminate under this Section 8.1(h) shall not be effective until the Seller has made payment to the Company of the amounts required to be paid pursuant to Section 8.3(b)(i), below;

(i)

by the Company:

(i)

if any of the conditions to the obligation of the Company and the Merger Sub to effect the Merger set forth in Sections 7.1 or 7.2, above, have not been satisfied or waived by the Company and the Merger Sub at Closing or the Company reasonably determines that the timely satisfaction of any condition to the obligation of the Company and the Merger Sub to effect the Merger set forth in Sections 7.1 or 7.2, above, has become impossible (other than as a result of any failure on the part of the Company and the Merger Sub to comply with or perform any covenant or obligation of the Company and the Merger Sub set forth in this Agreement); or

(ii)

in the event there has been a Seller Material Adverse Effect between the date hereof and the Effective Time;

(j)

by the Seller:

(i)

if any of the conditions to the obligation of the Seller to effect the Merger set forth in Sections 7.1 or 7.3, above, have not been satisfied or waived by the Seller at Closing or the Seller reasonably determines that the timely satisfaction of any condition to the obligation of the Seller to effect the Merger set forth in Sections 7.1 or 7.3, above, has become impossible (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation of the Seller set forth in this Agreement); or

(ii)

in the event there has been a Company Material Adverse Effect between the date hereof and the Effective Time;

(k)

by the Company if any Person or Persons holding of record or beneficially in the aggregate 5% or more of the outstanding shares of Seller Common Stock delivers a notice or notices of intent to demand payment in respect of such shares in accordance with Section 302A.473 of the MBCA.

8.2

Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1, above, will be effective immediately upon (or if termination is pursuant to Sections 8.1(e) or 8.1(f), above, and the proviso therein is applicable, ten (10) days after) the delivery of written notice thereof by the terminating party to the other party.  In the event of termination of this Agreement as provided in Section 8.1, above, this Agreement shall be of no further force or effect, with no liability of any party to the other parties, except (i) the provisions set forth in this Section 8.2, Section 8.3 and Article IX, shall survive the termination of this Agreement indefinitely, (ii) the provisions of the Confidentiality Agreement shall survive the termination of this Agreement for the period set forth therein, and (iii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

8.3

Fees and Expenses.

(a)

Except as set forth in Section 8.2, above, and this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated.  Within one (1) Business Day after the effective date of any termination of this Agreement under the circumstances described in Sections 8.3(b)(i) through (b)(iii), the Seller shall pay to the Company, in addition to any Termination Fee owed to the Company pursuant to Section 8.3(b), all of the Reimbursable Company Expenses by delivery of immediately available funds.

(b)

(i)

The Seller shall pay to the Company in immediately available funds, within one (1) Business Day after demand by the Company, an amount equal to $4,000,000 (the “Termination Fee”) if this Agreement is terminated by the Seller pursuant to Section 8.1(h), above.

(ii)

If this Agreement is terminated by the Company pursuant to Section 8.1(g), above, and within twelve (12) months following the termination of this Agreement an Acquisition Proposal is consummated or the Seller enters into a Contract providing for an Acquisition Proposal, then the Seller shall pay or cause to be paid to the Company in immediately available funds an amount equal to the Termination Fee within one (1) Business Day after the Seller enters into such Contract or such transaction is consummated, whichever is earlier.

(iii)

If (A) this Agreement is terminated by the Company or the Seller, as applicable, pursuant to Section 8.1(b), above (and prior to such termination the Seller shall not have held a meeting of its stockholders pursuant to Section 6.2, above), or Section 8.1(d), above, (B) prior to such termination an Acquisition Proposal (other than by the Company and the Merger Sub) shall have been received by the Seller and not withdrawn, and (C) within twelve (12) months following the termination of this Agreement such Acquisition Proposal is consummated or the Seller enters into a Contract providing for such Acquisition Proposal, then the Seller shall pay or cause to be paid to the Company in immediately available funds an amount equal to the Termination Fee within one (1) Business Day after the Seller enters into such Contract or such transaction is consummated, whichever is earlier.

(iv)

The Seller acknowledges that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company and the Merger Sub would not enter into this Agreement; accordingly, if the Seller fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, the Company makes a claim that results in a judgment against the Seller for the amounts set forth in this Section 8.3(b), the Seller shall pay to the Company, in addition to the amount of such judgment, the Company’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at The Wall Street Journal prime rate in effect on the date such payment was required to be made.  Payment of the fees described in this Section 8.3(b) shall be the exclusive remedy for a termination of this Agreement as specified in this Section 8.3(b) and shall be in lieu of damages incurred in the event of any such termination of this Agreement.

8.4

Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies by the other parties hereto in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

ARTICLE IX  —  GENERAL PROVISIONS

9.1

Non-Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I, Sections 5.6, 5.7, 6.4, 6.5, 6.6 and 6.8, above, shall survive the Effective Time indefinitely and those set forth in Sections 4.11, 5.5, 8.2, 8.3 and Article IX hereof shall survive termination indefinitely.

9.2

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given and received when delivered personally, three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), one (1) Business Day after being delivered by an express courier (with confirmation), or when sent by facsimile (with confirmation), in each case to the parties at the following addresses or telecopy numbers, as the case may be (or at such other address or telecopy number for a party as shall be specified by like notices of changes of address or telecopy number) and shall be effective upon receipt:

(a)

If to the Seller:

Excel Bank Corporation
50 South Sixth Street
Minneapolis, MN 55402
Attention:  Craig E. Bentdahl

(b)

With a copy to:

Fredrikson & Byron, P.A.
200 South Sixth Street
Suite 4000
Minneapolis, MN  55402
Attention:  Lynn Gardin
Facsimile:  (612) 492-7077

(c)

If to the Company or the Merger Sub:

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
Attention:  Randall J. Erickson
Facsimile:  (414) 765-7899

With a copy to:

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI  53202
Attention:

Christopher B. Noyes

Dennis F. Connolly
Facsimile:  (414) 273-5198

9.3

Certain Definitions.  For purposes of this Agreement, the term:

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person including, without limitation, any partnership or joint venture in which any Person (either alone, or through or together with any other Person) has, directly or indirectly, an interest of 5% or more.  For purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Business Day” means any day other than a day on which banks in Wisconsin are required or authorized to be closed.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, permit, franchise, charter, license, easement, grant or similar affirmation by any Person pursuant to any Contract, Law or Order.

“Contract” shall mean any agreement, arrangement, authorization, commitment, indenture, instrument, license, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business, including, without limitation, any letter of intent or memorandum of understanding.

“Knowledge” as used with respect to a party (including references to such party being aware of a particular matter) shall mean (i) those facts that are actually known by the Chairman, Chief Executive Officer, President or Chief Financial Officer of such party, or individuals performing similar functions, or any other officer of such party, and (ii) those facts that would reasonably be expected to have come to the attention of one or more of the officers referred to in the preceding clause (i) had such officer conducted a reasonable due diligence review of such party’s operations and business, including reasonable inquiries to key personnel and a review of, and discussions with key personnel regarding, the books, records and operations of such party.

“Law” shall mean any federal, state, local, municipal, foreign, international, multinational, territorial or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty and any guidance issued thereunder, including any transitional relief or rules provided in connection therewith.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property (real or personal) or property (real or personal) interest, other than (i) Liens for current Taxes upon the assets or property of a Person or its subsidiaries which are not yet due and payable provided appropriate reserves have been established therefor on the financial statements of such Person and (ii) for depository institution subsidiaries of a Person, pledges to secure deposits and Liens incurred in the ordinary course of the banking business.

“Order” shall mean any award, decision, decree, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Authority.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity, group (as defined in Section 13(d) of the Exchange Act) or Governmental Authority.

“Proceeding” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability of another Person, or invoking or seeking to invoke legal process to obtain information relating to or affecting another Person, which affects such other Person’s business assets (including Contracts related to it), or obligations under the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities in the ordinary course consistent with past practice.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the OCC, the OTS, the Minnesota Department of Commerce, the SEC, and all other federal and state regulatory agencies and public authorities having jurisdiction over the parties and their respective subsidiaries.

“Reimbursable Company Expenses” means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the Company, the Merger Sub and their Affiliates) incurred by the Company, the Merger Sub and their Affiliates or on their behalf in connection with or related to the authorization, preparation and execution of this Agreement, the Registration Statement, the Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person.

“Superior Offer” means an unsolicited, bona fide written offer made by a third Person to consummate any of the following transactions or in one or a series of related transactions:

(i)

a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller pursuant to which those stockholders of the Seller immediately preceding such transaction will hold less than 50% of the equity interest in the surviving or resulting entity of such transaction;

(ii)

a sale, lease, exchange, transfer, license or other disposition by the Seller and the Seller Subsidiaries of all or substantially all of their assets, as a consolidated group; or

(iii)

the acquisition by any Person (including by way of a tender offer, merger, consolidation, business combination, exchange offer or similar transaction or issuance by the Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Seller;

provided, however, that in each of clause (i), (ii) or (iii) immediately above, the Superior Offer shall be on terms that the Seller’s Board of Directors determines, in its good faith judgment, to be more favorable to the Seller stockholders (taking into account the relative value and form of the consideration offered, all other terms and conditions of the respective offers, including, without limitation, the presence of a financial contingency, the likelihood of obtaining financing on a timely basis if a financing contingency is present, and the likelihood of obtaining any required Consents or Orders from Governmental Authorities) than the terms of the Merger (after receipt and consideration of the written opinion of a financial advisor of nationally recognized reputation (which includes the Seller’s current financial advisor) to the effect that the consideration offered in such offer is superior, from a financial point of view, to the Per Share Consideration).

9.4

Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.6

Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and, except as set forth in Section 9.8, below, are not intended to confer upon any other Person any rights or remedies hereunder.

9.7

Assignment.  This Agreement shall not be assigned by operation of Law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any Affiliate, provided that no such assignment shall relieve the Company of its obligations hereunder.

9.8

Parties in Interest.  Subject to Section 9.7, above, this Agreement (including Annex A attached hereto) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.6, 6.5 and 6.6, above (which are intended to be for the benefit of the holders of Options, the employees of the Seller and the Seller Subsidiaries and the Indemnified Parties and may be enforced by such holders of Options and Indemnified Parties).

9.9

Governing Law.  Except to the extent that the laws of the State of Minnesota are mandatorily applicable to the matters arising under or in connection with this Agreement, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the Laws that might otherwise govern under applicable principles of choice of law or conflicts of law.

9.10

Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.11

Time is of the Essence.  Time is of the essence as to all performance under this Agreement.

9.12

Specific Performance.  The parties hereto acknowledge that monetary damages would not be a sufficient remedy for breach of this Agreement.  Therefore, upon breach of this Agreement by either party, the aggrieved party may proceed to protect its rights and enforce this Agreement by suit in equity, action at law or other appropriate Proceeding, including an action for the specific performance of any provision herein or any other remedy granted by Law, equity or otherwise, in each case without posting a bond.  Any action for specific performance hereunder shall not be deemed exclusive and may also include claims for monetary damages as may be warranted under the circumstances.  The prevailing party in any such suit, action or other Proceeding arising out of or related to this Agreement shall be entitled to recover its costs, including attorney’s fees, incurred in such suit, action or other Proceeding.  The sole and exclusive venue for any action arising out of this Agreement shall be a state or federal court having jurisdiction in Milwaukee County, Wisconsin.  Each party hereby waives, to the fullest extent permitted by law:  (i) any objections that it may now or hereafter have to venue of any suit, action or other Proceeding brought in such court; (ii) any claim that any suit, action or other Proceeding brought in such court has been brought in an inconvenient forum; and (iii) any defense it may now or hereafter have based on lack of personal jurisdiction in such forum.

9.13

Interpretation.  When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The table of contents contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against either party hereto.  The Seller Disclosure Schedule and the Company Disclosure Schedule, as well as all other Schedules and all Exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement will not be interpreted or construed to require either party to take any action, or fail to take any action, if to do so would violate any applicable Law.  References to the “other parties” will be deemed to refer to the Seller, the Company or the Merger Sub, as the case may be.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company, the Merger Sub and the Seller have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

EXCEL BANK CORPORATION

By:

  /s/ Craig E. Bentdahl

  Craig E. Bentdahl, Chief Executive Officer

MARSHALL & ILSLEY CORPORATION

By:

  /s/ Dennis J. Kuester

  Dennis J. Kuester, Chairman and

  Chief Executive Officer

EBC ACQUISITION CORPORATION

By:

  /s/ Randall J. Erickson

  Randall J. Erickson, President